UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6162 (Primary Standard Industrial Classification Code Number)	90-0998139 (I.R.S. Employer Identification No.)

200 East Campus View Blvd.

Suite 200

Columbus, OH 43235

(305) 704-3294

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive officer)

Todd C. Buxton

CEO

200 East Campus View Blvd.

Suite 200

Columbus, OH 43235

(305) 704-3294

Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq.

Gutiérrez Bergman Boulris, PLLC

901 Ponce De Leon Blvd., Suite 303

Coral Gables, Florida 33134

(305) 358-5100

Approximate date of commencement of proposed sale to the public:  As soon as practicable after  the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20 , 2018

PROSPECTUS

34,384,200 Shares of Common Stock

200 East Campus View Blvd.

Suite 200

Columbus, OH 43235

(305) 704-3294

Alpha Investment Inc. (the “Company”) is offering directly up to 33,333,333 shares of our common stock (“Shares”) at a fixed offering price of $15.00 per Share for the duration of this offering (the “Direct Offering”).  This prospectus also covers 1,050,867 Shares which may be offered and sold by the selling stockholders named in this prospectus.  Our Shares are quoted on the OTC Pink tier of the over-the-counter market operated by OTC Markets Group, Inc. (“OTC Markets Group”) under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares.  We anticipate applying for quotation of our Shares on the OTCQX or OTCQB tiers of the over-the-counter market operated by OTC Markets Group or listing our Shares on a national securities exchange following the effectiveness of the registration statement of which this prospectus forms a part, and subject to completion of the Direct Offering. Given the foregoing, the selling stockholders will offer the Shares at a fixed offering price of $15.00 per Share until the Shares are quoted on the OTCQX or OTCQB tiers of the over-the-counter market operated by OTC Markets Group or listed on a national securities exchange.  There can be no assurance given that our Shares will be quoted on any tier of the over-the-counter market operated by OTC Markets Group or listed on a national securities exchange or, if quoted or listed, that a liquid public market for our Shares will develop and if developed, be sustained.

The Shares in the Direct Offering are being offered and sold in a direct public offering on a “self-underwritten, best efforts” basis, which means (a) no minimum number of Shares need be subscribed for in order for the Company to consummate the sale of any of the Shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the Shares directly to investors.  The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. The Company’s executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various industry and investor conferences. In addition to the foregoing, this prospectus may be made available in electronic format on a dedicated website maintained by the Company or on the Company’s general website.  Subscription proceeds for Shares sold in the Direct Offering will be paid directly to the Company and will not be held in a segregated or escrow account. Our executive officers and directors will not receive commissions or any other remuneration from any such sales.

The Shares in the Direct Offering will be offered for sale for a period of one hundred and eighty (180) days from the date of this prospectus, unless extended by our board of directors for period or periods of up to an aggregate of an additional one hundred and eighty (180) days.

We will receive all proceeds from the offer and sale of the Shares in the Direct Offering. We will not receive any proceeds from the offer and sale of the Shares by the selling stockholder named in this prospectus.

The Company is an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “Jobs Act”) and as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the Shares offered through this prospectus involves a high degree of risk.  See the section of this prospectus entitled “Risk Factors” beginning at page 10.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which such offer or sale is not permitted.

The date of this prospectus is , 2018

 Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate or plan to operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

PROSPECTUS SUMMARY

This summary provides an overview of all material information contained in this prospectus.  It does not contain all the information you should consider before making a decision to purchase our Shares offered hereby.  You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is included in this prospectus.

Unless the context otherwise requires, references in this prospectus to “Alpha Investment,” “ALPC,” “the Company,” “we,” “our” and “us” refers to Alpha Investment Inc.

Overview

We plan to focus on originating senior mortgages, mezzanine loans and other commercial real estate-related debt collateralized by properties throughout the United States. Moreover, we intend to provide capital directly to borrowers seeking financing for commercial real estate properties either for refinancing or acquisitions.

We expect to offer financing across a broad-spectrum of asset backed and commercial real estate asset types at all points within an asset’s capital structure such as office, retail, industrial, multi-family, and hospitality.  Alpha Investment will coordinate its lending initiatives with other commercial real estate sales and brokerage firms, which have access to commercial real estate owners seeking financing or refinancing opportunities, and with loan origination firms that have Borrowers seeking loans. This will enable ALPC to broaden its access to new Borrowers and to develop and implement financing solutions for these other lenders, mortgage bankers, borrowers, and owners. In the event the Company uses 3rd party loan origination services and underwriters, the Company will cover these costs in accordance with industry standard fees.

Furthermore, ALPC’s principal stockholder, Omega Commercial Finance Corporation, a publicly-held Wyoming corporation (“ Omega ”) and Omega’s affiliates, can assist ALPC to expedite and facilitate financing transactions enabling the Company to develop and implement borrower-customized financing solutions. As a financial services holding company Omega is the owner of an umbrella of diversified financial service related companies.  As a holding company, Omega does not directly produce goods or services; rather Omega accomplishes these goals, seeks to generate revenue and realize shareholder value by acting as an umbrella holding company to a portfolio of various operating commercial real estate and capital market subsidiaries companies.

We intend to operate our business so that we do not become subject to the Investment Company Act of 1940, as amended (the “ Investment Company Act ”).  The Company intends to rely on the exclusion from the definition of an “ investment company ” under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.”  This exclusion, as interpreted by the staff of the SEC, requires that at least 55% of an entity’s assets consist of “qualifying interests” (as that term is interpreted under Section 3(c)(5)(C) of the Investment Company Act) and at least 80% of its total assets consist of qualifying interests and “ real estate-related assets .”  The commercial real estate loans that the Company plans to originate are considered qualifying interests and real estate-related assets for purposes of the Section 3(c)(5)(C) exemption.

Alpha Investment’s capital resources have been limited to date, which has restricted its business activities to organizational matters, as well as planning implementation of its proposed business.  Alpha Investment’s ability to implement that plan will be subject to raising significant capital, primarily from the proceeds of the Direct Offering.

Investment Strategy

To identify attractive lending opportunities, the Company expects to continue to deploy its capital through the origination of commercial mortgage loans, subordinate financings and other commercial real-estate related debt investments at attractive risk-adjusted yields. The Company’s targets lending opportunities that are secured by commercial real estate. The Company’s underwriting includes a focus on stressed in-place cash flows, debt yields, debt service coverage ratios, loan-to-values, property quality and market and sub-market dynamics.

Corporate History and Recent Developments

We were incorporated in the State of Delaware on February 22, 2013, to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver.  The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 17, 2017, Omega purchased 35,550,000 outstanding shares of the Company’s common stock (the “Control Share Sale”) from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares) for aggregate consideration of $295,000.  The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders.  Upon completion of the Control Share Sale, a “Change in Control” of the Company took place and in connection therewith, Mr. Hargrave resigned as our sole director and officer and Omega, as the new majority stockholder of the Company, elected Timothy R. Fussell, Ph.D. as President, Chairman of the Board and a director and Todd C. Buxton, Omega’s Chief Executive Officer, as Chief Executive Officer, Vice Chairman of the Board and a director.

In addition to the foregoing, new management elected to focus the shift in the Company’s business focus to real estate and other commercial lending, which they believed offered better opportunities for shareholder growth.  In connection therewith, on March 30, 2017, we filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State changing our name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect our new business plan.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

On September 5, 2017, Alpha consummated the sale of 56,667 Shares to a single accredited investor for $850,000 or $15.00 per Share in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. (the “$850,000 Private Offering”). No commissions or placement fees were paid in connection with the offer and sale of the Shares. The proceeds from the offer and sale of the Shares in the $850,000 Offering are being used for working capital and other general corporate purposes.  The Shares issued in the $850,000 Private Offering are registered hereunder for resale by the selling stockholder.

On September 20, 2017, we consummated the sale of 166,667 Shares to a single accredited investor for $2,500,000 or $15.00 per Share in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder (the “$2,500,000 Private Offering”). No commissions or placement fees were paid in connection with the offer and sale of the Shares.

At closing, the aggregate gross proceeds of $2,500,000 were deposited in the escrow account of the purchaser’s counsel (the “ Escrow Agent ”). Under the terms of the $2,500,000 Private Offering, as amended, if at any time prior to October 25, 2017 (the “Release Date” ), the opening bid price of our Shares on the over-the-counter market as reported by OTC Markets Group was less than $15.00 per Share (a “Share Price Trigger” ), the purchaser would have the option, exercisable through June 30, 2018 (the “Notice Period” ) by written notice to the Company and the Escrow Agent (the “Repurchase Notice” ), to require the Company to repurchase the Shares for the purchase price paid.  In addition, and notwithstanding the foregoing, if prior to the Release Date, the Company did not facilitate a $30 million preferred debt financing utilized towards the acquisition of commercial real estate for the benefit of an entity acceptable to the purchaser in the purchaser’s reasonable discretion (an “Approved Financing” ),  the purchaser shall have the option to deliver a Repurchase Notice to the Company and to the Escrow Agent during the Notice Period  As Alpha Investment did not facilitate an Approved Financing as of the Release Date, the purchaser has the right to tender a Repurchase Notice to the Company and to the Escrow Agent.  The purchaser has not done so as of the date of this prospectus.

If and when released from escrow, the proceeds of the $2,500,000 Private Offering will be used to provide lending capital for the Company’s newly implemented business line of credit services.

On October 21, 2017, we consummated the sale of 4,333 Shares to a single accredited investor for $65,000 or $15.00 per Share in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder (the “October Private Offering”). No commissions or placement fees were paid in connection with the offer and sale of the Shares.  The proceeds of the October Private Offering are being used for working capital and other general corporate purposes.

On November 30, 2017, the Company consummated the sale of 24,000 shares of Series 2018 Preferred Stock and five-year warrants to purchase an additional 504,000 Shares at an exercise price of $15.00 per Share to a single accredited investor for $360,000.  The securities were offered and sold in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder (the “ November Private Offering ”). No commissions or placement fees were paid in connection with the offer and sale of these securities.  The proceeds of the November Private Offering are being used for working capital and other general corporate purposes.

On January 2, 2018, we consummated the sale of 1,000 shares of Series A Convertible Preferred Stock at a price of $15.00 per share to a single accredited investor in a transaction exempt from the registration requirements of the Securities Ac pursuant to Section 4(a)(2) thereof and Regulation D. thereunder.  No commissions or placement fees were paid in connection with the offer and sale of these securities and the proceeds from such sale are being used for working capital and other general corporate purposes.

The Company is an “emerging growth company” under the Jobs Act and as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Corporate Information

Our executive offices are located at 200 East Campus View Blvd., Suite 200, Columbus, OH and our telephone number is (305) 704-3294. Our website is www.alphainc.us.  Information contained in our website shall not be deemed incorporated into this prospectus.

The Offering

Issuer:	Alpha Investment Inc., a Delaware corporation

Shares offered by us in the Direct Offering:	A maximum of 33,333,333 Shares

Shares offered by the selling stockholders:	1,050,867 Shares

Shares to be outstanding immediately after the Direct Offering:	A maximum of 73,736,000 Shares (1)

Offering Price:	$15.00 per Share

Total Direct Offering:	A maximum of $500,000,000

Plan of Distribution:

The Shares in the Direct Offering are being offered and sold in a direct public offering on a “self-underwritten, best efforts” basis, which means (a) no minimum number of Shares need be subscribed for in order for the Company to consummate the sale of any of the Shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the Shares directly to investors.  The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. The Company’s executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various industry and investor conferences. Subscription proceeds for Shares sold in the Direct Offering will be paid directly to the Company and will not be held in a segregated or escrow account. Our executive officers and directors will not receive commissions or any other remuneration from any such sales.

In offering Shares in the Direct Offering on the Company's behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

The Shares in the Direct Offering will be offered for sale for a period of one hundred and eighty (180) days from the date of this prospectus, unless extended by our board of directors for period or periods of up to an aggregate of an additional one hundred and eighty (180) days.

The selling stockholders will offer their respective Shares at a fixed offering price of $15.00 per Share until the Shares are quoted on the OTCQX or OTCQB tiers of the over-the-counter market operated by OTC Markets Group or listed on a national securities exchange.  There can be no assurance given that any active public market for our Shares will be established and be sustained. We have agreed to bear the expenses relating to the registration of the selling stockholders’ Shares.

Dividend policy:	We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

(1)

Assumes all 33,333,333 Shares being offered in the Direct Offering are sold.  Does not include (a) 625,000 Shares reserved for issuance under our 2017 Stock Incentive Plan (the “ Incentive Plan ”); (b) 50,000 Shares issuable upon conversion of 24,000 shares of outstanding Series 2018 Preferred Stock and 1,000 shares of outstanding Series A Convertible Preferred Stock; and (c) 504,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock.

Use of Proceeds:

We estimate that the proceeds from the Direct Offering, net of expenses, will approximate $499,580,476, if all the Shares offered in the Direct Offering are sold. We intend to use the net proceeds from the sale of the Shares in the direct Offering to support core business operations in the commercial real estate lending and asset backed financing sectors, strategic acquisition of cash flowing real estate companies and or real estate holdings, as well as to expand administrative and support staff, as needed and for working capital and other general corporate purposes.

We will not receive any proceeds from the sale of Shares being offered by the selling stockholder.

Risk Factors:

You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 10 and all other information set forth in this prospectus before investing in our Shares.

OTCPink Symbol:	ALPC

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

Statement of Operations Data:	Three Months Ended March 31,	Three Months Ended March 31,	Year Ended December 31,	Year Ended December 31,
	2018	2017	2017	2016
	(unaudited)	(unaudited)
Revenues	$8,433	$0	$48,646	$0
Costs	$0	$0	$29,046	$0
General & Administrative Expenses	$53,962	$7,732	$364,105	$17,613
Net Income (Loss)	$(974,637)	$(7,732)	$(584,932)	$(19,309)

Balance Sheet Data	As of March 31,	As of December 31,	As of December 31,
	2018	2017	2016
	(unaudited)
Cash	$5,246	$44,404	$382
Restricted Cash Held in Escrow	$2,500,000	$2,500,000	$0
Loans receivable, net of discounts	$928,334	$927,842	$0
Total Assets	$3,439,026	$3,474,554	$382

Current Liabilities	$63,628	$51,734	$19,729
Long Term Liabilities	$0	$0	$38,622
Total Liabilities	$63,628	$51,734	$58,351
Redeemable stock	$2,437,824	$1,590,937	$0
Total Stockholders’ Equity (Deficit)	$937,574	$1,831,883	$(57,969)
Total Liabilities & Stockholders’ Equity	$3,439,026	$3,474,554	$382

RISK FACTORS

An investment in our Shares involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, including information in the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history upon which an evaluation of our prospects can be made.

Alpha Investment was incorporated on February 22, 2013 under the name GoGo Baby, Inc. to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver.  The Company, however, encountered significant constraints in raising sufficient capital to fully implement such business plan.  The Company only shifted its business focus to commercial estate and other asset-based lending activities upon completion of the Control Share Acquisition on March 17, 2017.  To date, he Company has realized only minimal revenues therefrom and has no operating history in its present line of business upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the implementation of our new business plan.  Further, we cannot guarantee that we will be successful in realizing revenues from our new line of business or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Shares you purchase.

We have a history of losses, our accountants expressed doubts about our ability to continue as a going concern and we require additional capital to execute our business plan.

As of the date of this prospectus, we have not yet achieved profitable operations.  We have accumulated losses, a working capital deficiency and we expect to incur further losses in the implementation of our current business plan, all of which, according to our accountants, casts substantial doubt about our ability to continue as a going concern. We will require additional funds through the receipt of conventional sources of capital or through future sales of our Shares, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute our book value, and that dilution may be material.

We may use the proceeds of the Direct Offering to pay for our expenses even if our business is terminated and this means you may lose your entire investment.

Any funds raised in from the Direct Offering may be used immediately for our incurred expenses, even if we are later unable to fully implement our business plan. If this occurs, you may not receive your entire investment back because either we have used it to pay for offering costs or we have decided to liquidate and we are required to pay for other debts and liabilities. You may lose your entire investment.

Any loans we make may be highly illiquid therefore we may not be able to liquidate such investments in a timely manner.

Any loans we make may be highly illiquid with no established market, and there can be no assurance that we will be able to liquidate such investments in a timely manner.  Although loans and other investments we seek to make may generate current income, the return of capital and the realization of gains, if any, from such investments generally will occur only upon the partial or complete realization or disposition of such loan or investment.

Any Loans that are believed to fall under our commercial real estate propriety lending model can fail at any time if the following criteria is not properly vetted by ALPC. This covers the following four areas of our lending risk:

•

Conservative Lending Platform. These conservative lending parameters often referred to as “A” Paper inherently contain the least amount of risk in that it undergoes very conservative underwriting and offers the lowest rates of returns.

•

Alt-A Loans. These loans offer a bit more leeway than “A” Paper loans such as slightly higher loan amounts compared to the value of the property and garner slightly higher interest rates from the borrower as compared to the “A” Paper Loans.

•

Bridge Loans. Commercial bridge loans are a flexible loan arrangement intended to provide short term financing until an exit strategy, such as a refinance or sale can be executed. These loans also garner higher interest rates.

•

Hard Money Loans. A hard money loan is primarily secured and underwritten by the commercial real estate asset itself and not primarily as much on the borrower. These types of loans bring in higher rates than most other lending categories.

Loans made by us may become uncollectible and large amounts of uncollectible debt may materially affect our performance.

The loans made by may be highly illiquid and involve substantial risks.  Many, and possibly all, of the loans will not be personally guaranteed. We will attempt to use information to help eliminate uncollectible debt resulting from bankruptcy, but no assurance can be made that we will be able to do so. If our debt portfolio contains a large portion of uncollectible debt, our performance may be negatively affected. In addition, if any borrower defaults on a loan, we may be required to expend monies in connection with foreclosure proceedings and other remedial actions which could adversely affect our performance. Certain loans may be affected negatively by economic, political, interest rate and other risks, any of which could result in an adverse change in the value of the asset that is used as collateral for the loan.

We intend to use leverage as part of our investment strategy which may substantially increase our risk of loss.

We have anticipated that certain loans will be originated or purchased using leverage available to us, thus increasing both net returns as well as risk.  Although the use of leverage as part of our investment strategy may enhance returns and increase the number of investments that can be made, it may also substantially increase our risk of loss.

Our investment strategy is dependent upon servicers to originate and administer loans; failure of our servicers to originate loans in sufficient quantity and quality may cause us to fail to effectively implement our investment strategy.

We will be largely dependent upon servicers (i.e., third-party firms that specialize in loan origination and servicing) to originate and administer loans in our portfolio. Should our servicers fail to originate the loans in sufficient quantity and quality, we will be unable to effectively implement our investment strategy. Should such servicers fail to properly administer and service loans, including monitoring borrower’s compliance with the terms of the relevant loan documents, collecting and forwarding loan payments to us, and adequately pursuing and protecting our rights under the loan documents, any such failure could have a material adverse effect on us and our investment operations. In addition, should any servicer default on its guaranty, if any, of a borrower’s obligation to repay a loan, such default could significantly harm our business, results of operations, financial condition and prospects.

In addition to servicers, we may retain mortgage brokers to introduce loans to us that satisfy our investment criteria, and pay commissions to such mortgage brokers based on the value of such loans. Some of these mortgage brokers may be deemed to be affiliates of management. We believe that all commissions payable to such persons or other affiliates of management will be reasonable and consistent with industry standards.

We may appraise loans at a value that is materially different from the value ultimately realized.

We intend to make and value loans, in part, on the basis of information and data gathered from independent appraisal professionals. Although we expect to evaluate all such information and data and may seek independent corroboration when appropriate and reasonably available, we are not in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information may not be available. It is possible that the appraised value of a loan may differ materially from the actual value ultimately realized by us with respect to such loan.

Our loan portfolio may be concentrated which could lead to increased risk.

It is possible that the portfolio of loans we make or any loan portfolio we may acquire will likely be concentrated in a limited number of loan investments.  Thus, our stockholders may have limited diversification.  In addition, if we make an investment in a single transaction with the intent of refinancing or selling a portion of the investment, there is a risk that we will be unable to successfully complete such a financing or sale. This could lead to increased risk as a result of having an unintended long-term investment and reduced diversification.

We intend to make collateralized real estate loans which will subject us to various risks associated with the real estate industry.

We intend to make loans collateralized by real estate. Therefore, an investment in us may be subject to certain risks associated with the real estate industry in general. These risks include, without limitation: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds; overbuilding; extended vacancies of properties; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates. To the extent that our investments, or the assets of underlying or collateralizing our investments, are concentrated geographically, by property type or in certain other respects, we may be subject to the foregoing risks to a greater extent.

If third parties default or enter bankruptcy, we could suffer losses.

We may engage in transactions in securities and financial instruments that involve counterparties. Under certain conditions, we could suffer losses if counterparty to a transaction were to default or if the market for certain securities and/or financial instruments were to become illiquid. In addition, we could suffer losses if there were a default or bankruptcy by certain other third parties, including brokerage firms and banks with which we do business, or to which securities have been entrusted for custodial purposes.

We may make loans or purchase investments in foreign countries which may lead to additional risks not inherent to domestic lending.

We may make loans or purchase investments in foreign countries, some of which may prove to be unstable. As with any investment in a foreign country, there exists the risk of adverse political developments, including nationalization, acts of war or terrorism, and confiscation without fair compensation. Furthermore, any fluctuation in currency exchange rates will affect the value of investments in foreign securities or other assets and any restrictions imposed to prevent capital flight may make it difficult or impossible to exchange or repatriate foreign currency. In addition, laws and regulations of foreign countries may impose restrictions or approvals that would not exist in the United States and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. Foreign countries also may impose taxes on us. We will analyze risks in the applicable foreign countries before making such investments, but no assurance can be given that a political or economic climate, or particular legal or regulatory risks, might not adversely affect our investments.

Purchases of investment securities could make us subject to the Investment Company Act.

As part of our business, we intend to purchase commercial mortgage-backed securities and other commercial real estate-related debt investments, as well as engage in various direct participation equity ownership opportunities.  Notwithstanding the foregoing, we intend to operate our business so that we do not become subject to the Investment Company Act. Accordingly, we do not plan to primarily engage in the business of investing, reinvesting or trading in securities and we do not plan to acquire investment securities (such as the above-referenced commercial mortgage-backed securities) having a value exceeding 40% of the value of the Company’s total assets.  In the event we were to do so or to not comply with the foregoing limitations, we could inadvertently be subject to the requirements of the Investment Company Act, which could be costly and harm our business and financial results.

We currently rely on our executive officers and the loss of either of their services could have an adverse effect on the Company.

Until we further build up our management infrastructure, our success depends in large part upon the services of our officers, Todd C. Buxton, our CEO and Timothy R. Fussell, Ph.D., our President.  The loss of either of their services would currently have a material adverse effect on Alpha Investment.  We are not party to an employment agreement with our either of our executive officers and do not anticipate having key man insurance in place on them in the foreseeable future. Moreover, our CEO also serves as CEO of Omega.  While we do not believe that such position will materially interfere with his duties at Alpha Investment or pose any conflict of interest, there can be no assurance given in this regard.

If we are unable to attract and retain additional personnel in the commercial lending field, our ability to compete will be harmed.

Attracting and retaining qualified personnel in the commercial lending field will be critical to our success, and competition for qualified personnel is intense. We may not be able to attract and retain such personnel on acceptable terms given the competition for such personnel.  The inability to attract and retain qualified personnel could harm our business and our ability to compete.

We will face significant competition and if we are unable to effectively compete, our business, results of operations, financial condition and prospects may be seriously harmed.

The commercial lending field is highly competitive and we will face significant competition from other lenders, including banks, insurance companies and other lenders, many of which have significantly longer operating histories and financial resources than does Alpha Investment.  We believe that we will be able to effectively compete based on our ability to leverage on the industry experience, platforms and resources of Omega and its affiliates, in order to expedite and facilitate our ability to underwrite and structure complex financing transactions and enable Alpha Investment to develop and implement customized creative capital solutions for other lenders, mortgage bankers, borrowers, and owners.  However, there can be no assurance given that we can successfully do so and if we are unable to effectively compete, our business, results of operations, financial condition and prospects may be seriously harmed.

If the investor in the $2,500,000 Private Offering exercises its right to cause the Company to repurchase the Shares subscribed for, our financial condition may be harmed.

On September 20, 2017, we consummated the sale of 166,667 Shares to a single accredited investor for $2,500,000 or $15.00 per Share in the $2,500,000 Private Offering. At closing, the aggregate gross proceeds of $2,500,000 were deposited in the escrow account of the Escrow Agent, purchaser’s counsel.  Pursuant to the terms of the $2,500,000 Private Offering, the purchaser has the right, exercisable through December 24, 2017, to cause the company to repurchase the Shares at the purchase price paid.  If the purchaser exercises that right, the proceeds from the $2,500,000 Private Offering will not be released to the Company and accordingly, pending completion of the Direct Offering, our financial condition and business operations may be harmed.

Risks Related to the Company’s Relationship with its Directors, Officers and Principal Stockholder

The Company does not have a policy that expressly prohibits its directors, officers and principal stockholders or their respective affiliates from engaging in their own commercial real estate lines of credit and or in business activities common with those conducted by the Company.

The Company does not have a policy that expressly prohibits its directors, officers, principal stockholders or their respective affiliates from engaging for their own account in business activities of the types conducted by the Company. The Company’s code of business conduct and ethics contains a conflict of interest policy that prohibits its directors and executive officers, or whoever provides services to the Company, from engaging in any transaction that involves an actual conflict of interest with the Company, provided, however, that once the Company adds independent directors to its board, any such conflict may by a majority vote of independent directors.

ALPC, as a company, has limited experience in commercial lending and accordingly, will be dependent in significant part on its principal stockholder, Omega and its affiliates to generate loans through their net work of commercial real estate professionals.

ALPC, as a company, has limited experience in commercial lending and accordingly, will be dependent in significant part on its principal stockholder, Omega and its affiliates to generate loan referrals.  In addition, Omega If Omega and its affiliates are not able to do so, if their business is harmed for any reason or if there is an adverse development in the relationship between Alpha Investment and the lender financing program, our business, results of operations, financial condition and prospects may be seriously harmed

There are various conflicts of interest in the Company’s relationships involving its directors and officers, which could result in decisions that are not in the best interest of the Company’s stockholders. The ability of the directors and its officers and employees to engage in other business activities may reduce the time the director and officers spend managing the Company’s business.

The Company is subject to conflicts of interest arising out of its relationship with directors and officers. The Company has and may enter commercial real estate lines of credit with its directors and officers.  The Company has invested in and may in the future invest in, or acquire, certain investments through CRE lines of credit with its directors and officers.  In addition, our Chief Executive Officer occupies a similar position with Omega, our principal stockholder. There can be no assurance that any procedural protections will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to the Company as those that would have been obtained in an arm’s length transaction.

The Company currently has a total of $8,600,000 outstanding in unsecured commercial real estate lines of credit executed with Partners South Holdings LLC and Partners South Corporation, both of which are owned by the Chairman of the Company.

The Company currently has a total of $8,600,000 outstanding in unsecured commercial real estate lines of credit executed with Partners South Holdings LLC and Partners South Corporation, both of which are owned by the Chairman of the Company.  The occurrence of a default under any of the lines of credit would have a material adverse effect on our business, financial condition and results of operations, including, among other matters, an adverse effect on our ability to raise additional capital in the Direct Offering contemplated hereby.

The Company's business may be adversely affected if its reputation, the reputation of its directors, officers or principal stockholder or the reputation of counterparties with whom the Company associates, is harmed.

The Company may be harmed by reputational issues and adverse publicity associated with the Company, or its directors, officers or principal stockholder. Issues could include real or perceived legal or regulatory violations or could be the result of a failure in performance, risk-management, governance, technology or operations, or claims related to employee misconduct, conflict of interests, ethical issues or failure to protect private information, among others. Similarly, market rumors and actual or perceived association with counterparties whose own reputation is under question could harm the Company's business. Such reputational issues may depress the market price of the Company's capital stock or have a negative effect on the Company's ability to attract counterparties for its transactions, or otherwise adversely affect the Company.

Risks Related to Our Status as a Public Company

We are and will continue to be subject to the periodic reporting requirements of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

We are and after the date of this prospectus we will continue to be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  The costs charged by professionals for accounting and legal services in connection with these reports cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Shares, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public and we have identified material weaknesses in our internal controls and concluded that our internal controls are not effective..

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Rule 13a-15(f) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

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provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We will be required to include a report of management on the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Based on the most recent evaluation of our internal controls as of March 31, 2018, management concluded that our disclosure controls and procedures were not effective at the reasonable assurance level in that:

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We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act.  Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

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We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Our Chief Executive Officer evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

The Jobs Act has reduced the information that the Company is required to disclose.

Under the Jobs Act, the information that the Company will be required to disclose has been reduced in a number of ways.

As a company that had gross revenues of less than $1 billion during the Company’s last fiscal year, the Company is an “emerging growth company,” as defined in the Jobs Act (an “EGC”). The Company will retain that status until the earliest of (a) the last day of the fiscal year which the Company has total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the Jobs Act) or more; (b) the last day of the fiscal year of following the fifth anniversary of the date of the first sale of the common stock pursuant to an effective registration statement under the Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which the Company is deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, the Company is relieved from the following:

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The Company is excluded from Section 404(b) of Sarbanes-Oxley Act (“Sarbanes-Oxley”), which otherwise would have required the Company’s auditors to attest to and report on the Company’s internal control over financial reporting. The Jobs Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (each of which is currently under consideration by the PCAOB) shall not apply to an audit of an EGC; and (ii) any other future rules adopted by the PCAOB will not apply to the Company’s audits unless the SEC determines otherwise.

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The Jobs Act amended Section 7(a) of the Securities Act to provide that the Company need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement, need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, the Company is not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable if the Company were required to comply with them.

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As long as the Company is an EGC, the Company may comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

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In the event that the Company registers its common stock under the Exchange Act as it intends to do, the Jobs Act will also exempt the Company from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act; (ii) the requirements of Section 14A(b) of the Exchange Act relating to shareholder advisory votes on “golden parachute” compensation; (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance; and (iv) the requirement of Section 953(b)(1)of the Dodd-Frank Act, which requires disclosure as to the relationship between the compensation of the Company’s chief executive officer and median employee pay.

Our status as an “emerging growth company” under the Jobs Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our business, results or operations, financial condition and prospects may be materially and adversely affected.

Risks Related to Our Shares and this Offering

You will experience immediate and substantial dilution as a result of this Direct Offering and may experience additional dilution in the future.

If you purchase Shares in the Direct Offering, you will incur immediate and substantial dilution of $8.18 per Share, representing the difference between the assumed initial public offering price of $15.00 per Share and our pro forma net tangible book value per Share as of December 31, 2017 after giving effect to consummation of the October Private Offering and the Direct Offering, assuming all the Shares offered hereby in the Direct Offering are sold.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

The future issuance of equity or of debt securities that are convertible into equity will dilute our Share capital.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of Shares or other securities convertible into Shares, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the trading price of our common stock and impair our ability to raise capital through future offerings of Shares or equity securities. No prediction can be made as to the effect, if any, that future sales of common stock or the availability of common stock for future sales will have on the trading price of our common stock.

The ability of Omega, our principal stockholder, to effectively control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Omega, our principal stockholder, will own, assuming the sale of all 33,333,333 Shares offered in the Direct Offering, approximately 48.3% of our issued and outstanding common stock. Accordingly, they will be able to effectively control the election of directors, as well as all other matters requiring stockholder approval.  The interests of Omega may differ from the interests of other stockholders with respect to the issuance of Shares, business transactions with other companies, selection of other directors and other business decisions.  The minority stockholders have no way of overriding decisions made by Omega.  This level of control may also have an adverse impact on the market value of our Shares because Omega may institute or undertake transactions, policies or programs that result in losses may not take any steps to increase our visibility in the financial community and / or may sell sufficient numbers of Shares to significantly decrease our price per Share.

Our Certificate of Incorporation and Bylaws provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and Bylaws provide for the indemnification of our officers and directors.  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is therefore, unenforceable.

The offering price of the Shares and the other terms of the Direct Offering have been arbitrarily determined by the Company.

The offering price of the Shares and other terms of the Direct Offering have been arbitrarily determined by the Company and bear no relationship to the Company’s assets, book value, potential earnings or any other recognized criterion of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the Shares or the fairness of the offering price used for the Shares.

The Shares in the Direct Offering are being offered and sold on a “self-underwritten, best efforts” basis.

The Shares in the Direct Offering are being offered and sold in a direct public offering on a “self-underwritten, best efforts” basis, which means (a) no minimum number of Shares need be subscribed for in order for the Company to consummate the sale of any of the Shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the Shares directly to investors.  Subscription proceeds for Shares sold in the Direct Offering will be paid directly to the Company and will not be held in a segregated or escrow account. Moreover, the Direct Offering is self-underwritten and accordingly, there is no lead underwriter who would undertake a due diligence or comparable examination of the Company, its business and affairs.

Because our management will have broad discretion over the use of the net proceeds from the sale of Shares in the Direct Offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use the net proceeds from the sale of the Shares in the direct Offering to support core business operations in the commercial real estate lending and asset backed financing sectors, strategic acquisition of cash flowing real estate companies and or real estate holdings, as well as to expand administrative and support staff, as needed and for working capital and other general corporate purposes. Therefore, our management will have broad discretion as to the use of the net proceeds from the Direct Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the such proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

A liquid trading market for our Shares may not develop and be sustained.

Our Shares are quoted on the OTCPink tier of the over-the counter market operated by OTC Markets Group under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares.  A liquid trading market for our Shares may never develop or be sustained following the Direct Offering. If a liquid market for our common stock does not develop, or if developed, is not sustained, it may be difficult for you to sell Shares you purchase in the Direct Offering without depressing the market price for the Shares or at all.  In addition, quotation of our securities on the OTCPink may limit the liquidity and price of our securities more than if our securities were quoted or listed on the OTCQX or OTCQB tiers of the over-the-counter market, the Nasdaq Stock Market or other national securities exchange. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCPink tier of the over-the counter market. These factors may have an adverse impact on the trading and price of our common stock, if a liquid market develops and is sustained.

The market price for our common stock, assuming a liquid trading market develops and is sustained, may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our Share price. You may be unable to sell your Shares at or above your purchase price, which may result in substantial losses to you.

The market for our common stock, assuming a liquid trading market develops and is sustained may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our Share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our Share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of Shares by our stockholders may disproportionately influence the price of those Shares in either direction. The price for our Shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their Shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of Shares or the availability of common stock for sale at any time will have on the prevailing market price.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock, assuming a liquid market develops and is sustained, will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our Shares would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section titled “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

USE OF PROCEEDS

The Shares in the Direct Offering are being offered and sold in a direct public offering on a “self-underwritten, best efforts” basis, which means (a) no minimum number of Shares need be subscribed for in order for the Company to consummate the sale of any of the Shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the Shares directly to investors.  Subscription proceeds for Shares sold in the Direct Offering will be paid directly to the Company and will not be held in a segregated or escrow account.

We estimate that the net proceeds from the Direct Offering will be approximately $499,580,476 if all 33,333,333 Shares offered hereby are purchased, after deducting estimated expenses of the Direct Offering of $419,524. We expect to use the net proceeds from the Direct Offering over the next twelve (12) months for the purposes set forth in the table below. The following table sets forth a breakdown of the estimated use of the net proceeds as of the date of this prospectus, assuming the sale of 100%, 75%, 50% and 25% of the Shares offered in the Direct Offering:

Assumed Percentage of Shares Sold	100%	75%	50%	25%
Price to Public @ $15.00	$499,580,476	$374,685,357	$249,790,238	$124,895,119
Offering expenses	499,995	374,996	249,997	124,998
Net proceeds	$499,080,481	$374,310,361	$249,540,241	$124,770,121

Lending operations that encompasses commercial real estate mortgage financing and asset backed loan financing	$492,086,768	$369,065,076	$246,043,384	$123,021,692
Acquisitions of income-producing core assets and/or other non-core related assets or income producing core asset

Expansion of administrative operations and support staff	4,995,804	3,746,853	2,497,384	1,248,692
Working capital and other general corporate purposes	1,997,909	1,498,432	999,473	499,737
Total application of net proceeds	$499,080,481	$374,310,361	$249,540,241	$124,770,121

The expected use of the net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including lending and acquisition opportunities which arise, as well as the state of the markets we plan to operate in.  Accordingly, we will have broad discretion in the use of the net proceeds from the Direct Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Shares.

Pending the application  of the proceeds from the Direct Offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities, certificates of deposit or government securities.

In the event we do not sell all of the Shares being offered in the Direct Offering, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in the Direct Offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

We will not receive any of the net proceeds from the sale of Shares in by the selling stockholders pursuant to this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2018:

Stockholders' Equity (Deficit):
Series 2018 Preferred stock ($0.0001 par value), 20,000,000 shares authorized; 24,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017	$2
Series A Convertible Preferred stock ($15.00 par value), 100,000 shares authorized; 1,000 and -0- shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 40,406,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017	4,041
Subscription receivable	(113,000)
Additional paid-in capital	2,676,470
Accumulated deficit	(1,629,940)
Total Stockholders' Deficit	937,574
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,439,026

You should read the table above, in conjunction with our financial statements and related notes and the sections titled “ Use of Proceeds ,” “ Management’s Discussion and Analysis of Financial Condition and Results of Operations ,” and “ Description of Capital Stock ” appearing elsewhere in this prospectus.

The number of Shares issued and outstanding in the table above excludes (a) an additional 625,000 Shares reserved for issuance under the Incentive Stock Plan; (b) 50,000 Shares issuable upon conversion of 24,000 shares of outstanding Series 2018 Preferred Stock and 1,000 shares of outstanding Series A Convertible Preferred Stock; and (c) 504,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock.

DILUTION

If you invest in our Shares in the Direct Offering, your interest will be diluted to the extent of the difference between the public offering price per Share that you pay and the pro forma as adjusted net tangible book value per Share of stock after the Direct Offering. Net tangible book value per Share is determined by dividing our total tangible assets less our total liabilities by the number of Shares outstanding. Our historical net tangible book value as of March 31, 2018 was $ 3,375,398  or $0.08 per Share, based on 40,406,000 Shares outstanding as of March 31, 2018.

Net tangible book value dilution per Share represents the difference between the amount per Share paid by new investors who purchase Shares from us in the Direct Offering and the pro forma net tangible book value per Share outstanding immediately after completion of the Direct Offering. As of March 31, 2018, after giving pro forma effect to our offer and sale of all 33,333,333 Shares offered by us in the Direct Offering at an initial public offering price of $15.00 per Share, after deducting estimated expenses of $149,524 of the Direct Offering payable by us, our pro forma as adjusted net tangible book value would have been $503,225,869 or $6.82 per Share. This represents an immediate increase in pro forma net tangible book value of $6.74 per Share to existing stockholders, and an immediate dilution in pro forma net tangible book value of $8.18 per Share to new investors purchasing Shares in the Direct Offering. The table below illustrates this per Share dilution as of March  31, 2018.

Initial public offering price per Share	$15.00
Net tangible book value per Share as of March 31, 2018	$0.08
Increase in pro forma net tangible book value per Share attributable to new investors participating in the Direct Offering	$6.74
Pro forma as adjusted net tangible book value per share after the Direct Offering	$6.82
Dilution of pro forma net tangible book value per share to new investors	$8.18
Percentage of dilution of pro forma net tangible book value per share to new investors	54.50%

The following table sets forth, on a pro forma as adjusted basis as of March 31, 2018, the number of Shares purchased or to be purchased from us, the total consideration paid or to be paid and the average price per Share paid or to be paid by existing holders of common stock and by new investors, at a public offering price of $15.00 per Share, before deducting estimated expenses of the Direct Offering Payable by us.

	SHARES PURCHASED		TOTAL CONSIDERATION		AVERAGE PRICE
	NUMBER	PERCENT	AMOUNT	PERCENT	PER SHARE
Existing stockholders	40,406,000	54.80%	3,774,500	0.7%	0.09
New investors	33,333,333	45.20%	499,999,995	99.3%	15.00
Total	73,739,333	100%	$503,774,495	100%

The foregoing discussion and tables are based on the number of Shares outstanding as of March  31, 2018, but excluding (a) 625,000 Shares reserved for issuance under our Incentive Plan; (b) 50,000 Shares issuable upon conversion of 24,000 shares of outstanding Series 2018 Preferred Stock and 1,000 shares of outstanding Series A Convertible Preferred Stock; and (c) 504,000 Shares issuable upon the exercise of outstanding warrants sold in connection with the sale of the Series 2018 Preferred Stock.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to an aggregate 1,050,867 Shares, of which (a) 994,200 Shares were offered and sold in our initial public offering and were subsequently acquired by 33 Capital Street LLC in March 2017 for an aggregate of $30,000 in a privately negotiated transaction between 33 Capital Street LLC and the holders of such Shares; and (b) 56,667 Shares offered and sold to Dr. Assia Benhacene in the $850,000 Private Offering.

We are registering the Shares to permit the selling stockholders and any of their respective pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of its Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions when and as they deem appropriate in the manner described below.

Except as described hereinThere are no agreements between the Company and any of the selling stockholders pursuant to which the Shares subject to this registration statement were issued. Dr. Benhacene has not had a material relationship with the Company within the past three years.  Erika L. Hasty, the managing member of 33 Capital Street LLC functions as an independent loan origination consultant to the Company. Neither selling stockholder is a broker-dealer nor is affiliated in any manner with a broker-dealer.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder, the number and percentage of Shares beneficially owned by such selling stockholder as of to the date of this prospectus, the number of Shares registered for resale hereunder and the number and percentage of Shares beneficially owned by the selling stockholder after the resale offering of the Shares (without giving effect to the offer and sale of Shares in the Direct Offering).  Beneficial ownership is determined in accordance with the rules of the SEC, and includes any Shares to which the selling stockholder has sole or shared voting power or investment power and any Shares which the selling stockholder has the right to acquire within sixty (60) days of the date of this prospectus through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name of Selling Stockholder	Total Shares Owned by Selling Stockholder **		Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering **	Number of Shares Owned by Selling Stockholder After Offering		Percentage of Common Stock After Offering **

33 Capital Street LLC(1)	2,244,200	(1)	994,200	5.6%	1,250,000	(1)	3.1%
Dr. Assia Benhacene	56,667		56,667	(2)	0		0

**Based on 40,402,667 Shares outstanding as of the date of this prospectus.

(1)

Erika L. Hasty is the managing member of the selling stockholder and exercises voting and dispositive control over these Shares.  Ms. Hasty was awarded a grant of 1,250,000 Shares under our Incentive Plan, which are included herein.

(2)

Less than 1.0%.

The selling stockholders and any of their respective pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our Shares are quoted on the OTCPink tier of the over-the-counter market operated by OTC Markets Group, under the symbol “ALPC.”  However, the market for our Shares has been extremely limited and there have only been minimal and sporadic public quotations for our Shares and there have been no recent closing quotations for our Shares.  We anticipate applying for quotation of our Shares on the OTCQX or OTCQB tiers of the over-the-counter market operated by OTC Markets Group or listing our Shares on a national securities exchange following the effectiveness of the registration statement of which this prospectus forms a part, and subject to completion of the Direct Offering. Given the foregoing, the selling stockholders will offer the Shares at a fixed offering price of $15.00 per Share until the Shares are quoted on the OTCQX or OTCQB tiers of the over-the-counter market operated by OTC Markets Group or listed on a national securities exchange.  There can be no assurance given that our Shares will be quoted on any tier of the over-the-counter marked operated by OTC Markets Group or listed on any national securities exchange or, if quoted or listed, that a  liquid public market for our Shares will develop and if developed, be sustained..

Assuming an active trading market develops and is sustained, thereafter the Shares may be sold at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling Shares:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

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block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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to cover short sales made after the date that this registration statement is declared effective by the SEC;

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broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per share;

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through the distribution of Shares by a selling stockholder to which is a limited liability company to its members;

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any other method permitted pursuant to applicable law; and

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a combination of any such methods of sale.

Broker-dealers engaged by a selling stockholder may arrange for broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by such selling stockholder and, if the selling stockholder defaults in the performance of such secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon a selling stockholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of the selling stockholder’s Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (a) the names of the selling stockholder and the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus;, and (f) other facts material to the transaction. In addition, upon our being notified in writing by the selling stockholder that a donee or pledgee intends to sell more than 500 Shares, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

A selling stockholder also may transfer Shares in other circumstances, in which case the donees, assignees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Shares from time to time under this prospectus after we have filed any necessary supplements to this prospectus under Rule 424(b), or other applicable provisions of the Securities Act supplementing or amending the list of selling stockholders to include such donee, assignee, transferee, pledgee, or other successor-in-interest as a selling stockholder under this prospectus.

In the event that a selling stockholder is deemed to be an “underwriter,” any broker-dealers or agents that are involved in selling the Shares will be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the Shares of will be paid by such selling stockholder and/or the purchasers.

If the selling stockholders use this prospectus for any sale of Shares, they will be subject to the prospectus delivery requirements of the Securities Act.  The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholders in connection with resales of the Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Shares for resale by the selling stockholders, but we will not receive any proceeds from the sale of such Shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Shares are quoted on the OTCPink tier of the over-the-counter market operated by OTC Markets Group under the symbol “ALPC.” However, the trading market for our Shares has been extremely limited, there have only been minimal and sporadic public quotations for our Shares and there are no recent closing quotations for our Shares.  We anticipate applying for quotation of our Shares on the OTCQX or the OTCQB tiers of the over-the-counter market operated by OTC Markets Group or listing our Shares on a national securities exchange following the effectiveness of the registration statement of which this prospectus forms a part, and subject to completion of the Direct Offering. However, we cannot assure you that our Shares will be quoted on any tier of the over-the-counter market operated by OTC Markets Group or listed on a national securities exchange or, if quoted or listed, that a liquid market will develop and if developed, be sustained.

As of the date of this prospectus, we had 40,402,667 Shares issued and outstanding and 39 holders of record of our common stock.

Determination of Offering Price

The offering price of the Shares and other terms of the Direct Offering have been arbitrarily determined by the Company and bear no relationship to the Company’s assets, book value, potential earnings or any other recognized criterion of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the Shares or the fairness of the offering price used for the Shares.

Transfer Agent

Signature Stock Transfer Inc., at 14673 Midway Road, Suite #220 Addison, Texas 75001, is the transfer agent for the Company’s common stock.

Dividend Policy

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

PROPOSED BUSINESS

Overview

We plan to focus on originating senior mortgages, mezzanine loans and other commercial real estate-related debt collateralized by properties throughout the United States. Moreover, we intend to provide capital directly to borrowers seeking financing for commercial real estate properties either for refinancing or acquisitions.

We expect to offer financing across a broad-spectrum of asset types at all points within an asset’s capital structure such as office, retail, industrial, multi-family, and hospitality. Alpha Investment will coordinate with other commercial real estate sales and brokerage firms, which provide access to commercial real estate financing borrowers seeking financing, or loan origination firms. This will allow ALPC to broaden its own access to new Borrowers and to also develop and implement financing solutions for these other lenders, mortgage bankers, borrowers, and owners. In the event the Company uses 3rd party loan origination services and underwriters, the Company will cover these costs in accordance to industry standard fees being charged.

Furthermore, Omega, our principal stockholder, and its affiliates, can assist ALPC to expedite and facilitate financing transactions in order to enable the Company to develop and implement borrower- customized financing solutions. As a financial services holding company, Omega is the owner of an umbrella of diversified financial service related companies.  As a holding company, Omega does not directly produce goods or services; rather Omega accomplishes these goals, seeks to generate revenue and realize shareholder value by functioning as an umbrella or holding company to a portfolio of various operating commercial real estate and capital market subsidiaries.

We intend to operate our business so that we do not become subject to the Investment Company Act. Accordingly, the Company intends to rely on the exclusion from the definition of an “ investment company ” under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.”  This exclusion, as interpreted by the staff of the SEC, requires that at least 55% of an entity’s assets consist of “qualifying interests” (as that term is interpreted under Section 3(c)(5)(C) of the Investment Company Act) and at least 80% of its total assets consist of qualifying interests and “ real estate-related assets .”  The commercial real estate loans that the Company plans to originate are considered qualifying interests and real estate-related assets for purposes of the Section 3(c)(5)(C) exemption.

Alpha Investment’s capital resources have been limited to date, which has restricted its business activities to organizational matters, as well as planning implementation of its proposed business.  Alpha’s ability to implement that plan will be subject to raising significant capital, primarily from the proceeds of the Direct Offering.

Investment Strategy

To identify attractive lending opportunities the Company expects to continue to deploy its capital through the origination of commercial mortgage loans, subordinate financings and other commercial real-estate related debt investments at attractive risk-adjusted yields. The Company’s targets lending opportunities that are secured by commercial real estate. The Company’s underwriting includes a focus on stressed in-place cash flows, debt yields, debt service coverage ratios, loan-to-values, property quality and market and sub-market dynamics.

Corporate History

We were incorporated in the State of Delaware on February 22, 2013, to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver.  The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 17, 2017, Omega purchased 35,550,000 outstanding shares of the Company’s common stock in the Control Share Sale from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares) for aggregate consideration of $295,000.  The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders.  Upon completion of the Control Share Sale, a “Change in Control” of the Company took place and in connection therewith, Mr. Hargrave resigned as our sole director and officer and Omega, as the new majority stockholder of the Company, elected Timothy R. Fussell, Ph.D. as President, Chairman of the Board and a director and Todd C. Buxton, Omega’s Chief Executive Officer, as Chief Executive Officer, Vice Chairman of the Board and a director.

In addition to the foregoing, new management elected to focus the shift in the Company’s business focus to real estate and other commercial lending, which they believed offered better opportunities for shareholder growth.  In connection therewith, on March 30, 2017, we filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State changing our name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect our new business plan.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

Plan of Operations and and Lending Platform

Our core lending platform’s objective will be to achieve advantageous yields and consistent interest income on short and medium-term loans (“ Loans ”) by:

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lending funds  to borrowers such as commercial real estate developers and speculators, business owners, landlords and owners of core assets when traditional bank financing is unavailable to such borrowers for acquisitions, refinancing of commercial property loans and other asset backed transactions; and

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making Loans directly to small businesses in the commercial real estate and other asset-backed markets.

We directly plan to offer borrowers various programs for financing and refinancing, with an emphasis on Loans secured by commercial real estate, including office buildings, multi-family residences, shopping centers, industrial, and hotels, as well as asset backed Loans secured by account receivables from established companies. Loans may consist of senior debt loans, mezzanine or subordinated loans, preferred equity and other equity participation financing structures, and in the case of specialty financing, for the factoring of receivables secured by a Uniform Commercial Code security interest.

We intend to follow a “conservative lending” profile for the Loans we fund.  Our strategy is to seek low leveraged first lien senior debt mortgage loans and high debt service structured financing programs, as opposed to riskier, less secure, mezzanine or equity positions.

Many times when a company decides to pursue new opportunities, they find that the barriers of entry are often high or unattainable. Typically, this is due to a lack of capital and the proper advisory services and solutions necessary for these companies to achieve their business potential. We have determined that the best way to address this need is by focusing our business efforts primarily towards those which facilitate the underwriting and investing in Loans and/or specialty financing programs backed or secured by real estate or other types of related assets or equity interests.

Regardless of the type of Loan, our focus is and will continue to be earning rates of return that exceed the commensurate level of risk associated with each Loan and specialty financing program. We plan to use our third-party relationships with seasoned providers to independently assess the value, volatility, and adequacy of the collateral for each Loan we fund to assure that all Loans made are appropriately collateralized. As part of our assurance procedures, a third party independent asset loan manager will assess the ease of repossessing and disposing of collateral for each loan. We also will ensure that underlying Loans will be adequately insured.  We plan to use only third-party credit and risk assessment firms that utilize standard securitization underwriting protocols and criteria in the credit and risk assessment process, prior to final approval of any Loan.

Business Objectives and Strategy

Our core business objective is to achieve advantageous and consistent rates of return from short and medium term Loans to borrowers when traditional financing is unavailable to such borrowers for acquisitions, refinancing of commercial property loans and other asset backed transactions. We plan to focus on various alternative commercial real estate financings with an emphasis on Loans secured by commercial real estate and also seek to invest in financing of core real estate assets that include office buildings, multi-family residences, shopping centers, and hospitality, plus ground up entitled land developments. The Loans may consist of senior debt loans, mezzanine or subordinated loans, preferred equity and other equity participation financing structures. We intend to follow a “conservative lending” profile for the Loans we fund, which means low loan to value and high debt service cover ratios. Our strategy is to seek Loans that are first lien, senior debt mortgage loans and specialty financing programs, as opposed to riskier, yet much more profitable, and less secure mezzanine or equity positions.

With respect to asset backed Loans, we plan to fund accounts receivable based lines of credit better known as factoring. Factoring assists small to medium sized business owners in resolving their short term working capital needs. This service will be supported by a back-office underwriting, due diligence, sales, marketing, servicing, training, and collections provider working either directly with us. We plan to utilize state of the art software that will allow us to facilitate and organize a seamless stream of completed transactions. Further, we plan to leverage our assets at a multiple of up to 6(x) times that will maximize our capital. We believe that this will position us to create capitalization models that offer us high yielding short term Loans as the result of the ability of this financing product to garner high returns and turnover of the deployed capital that is secured by receivables due from established companies such as a Wall Mart, GM and Best Buy,

Use of Loan Servicers

In carrying out our business strategy, we will likely utilize third-party firms that specialize in Loan origination and servicing (“ Servicers ”).  We intend to perform due diligence on each Servicer which we, directly or indirectly, plan use in the origination and servicing of Loans, in order to evaluate the firm’s experience and expertise in originating and servicing Loans that satisfy our lending and investment criteria.

Use of Other Third-Party Service Providers

We will utilize other third parties to provide various ancillary services, such as such as evaluation and feasibility services, closing and escrow services and fund administration services.

Sale of Participations; Co-Investments and Participations

In the discretion of management, we may sell participation rights in the Loans we originate to other entities.

We may from time to time co-invest and or syndicate participation interest in loans as the administrative agent or buying a participation interest. We plan to only employ this strategy with seasoned well-established organizations in the CRE lending industry such as private trusts, real estate financing institutions, mutual funds, pension funds, investment houses, or hedge funds of fund.  We believe that this will afford the Company with an additional opportunity to participate in well-structured transactions with organizations with proven track records involving originating, underwriting, and servicing.

The Commercial Real Estate Lending Product

Operationally, management believes the market for commercial mortgage loans will offer opportunities for the deployment of capital we raise.  The commercial real estate (CRE) markets have suffered greatly in recent years beginning with the 2008 U.S. financial market crisis, which resulted in a steep and prolonged recession. However, as the lending markets have steadily recovered along with market leaders such as large banks Wells Fargo, JP Morgan Chase, Bank of America and Capital One, believe CRE lending landscape has now stabilized in select Centralized Business Districts known as “ CBD’s ” and afford extremely attractive opportunities for deploying capital. Thus, we will focus on positioning the Company to seize this opportunity within this market.  We believe that our proposed business model is comparable to that currently being used by some of the top-level commercial real estate lender industry professionals. However, to compete and succeed within this industry, we, plan to work developing a proprietary pricing and lending model for the commercial real estate finance debt and equity market.  If we are able to do so, as to which no assurance can be given, we believe that we will have a strategic advantage to compete in the market.

Key Operational Highlights – CRE Loans

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The overall core property commercial real estate (“CRE”) lending market is vast and global pushing well above a trillion dollars so we believe there are significant business opportunities that will afford the Company continued growth.

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We expect that our lending model will allow for smaller increments of loans designed for quicker closings to permit investors to monitor development of the ongoing balance sheet and enable us to more rapidly achieve milestones.

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Trepp.com a CMBS research firm, estimates the current size of the CMBS loan market at approximately $680 billion with $10.0 billion of underlying mortgages maturing between now and 2018.

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We plan to retain or use seasoned commercial real estate independent specialists to coordinate our loan underwriting model centered on mitigating loan-loss risks and to perform all other related and required third party due diligence.

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Since the securitization industry has standardized the underwriting criteria, we anticipate that it will allow for each third - party service provider we use to integrate and exchange information effectively and efficiently.

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We believe that we will have low cost and prudent leverage available to us to fund Loans.

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Our strategy has been developed with the input of experienced industry veterans.

The Commercial Real Estate Market Forecast

According to Trepp Inc, a leading commercial real estate research firm,  there was no ‘Mayday call’ signaled by the CMBS market in May, as a number of factors – namely a large chunk of resolved maturities, lower delinquency rate, and heightened volume of new issuance – led to a pleasant month. As we near the halfway point of 2018, the monthly volumes of maturing loans will gradually begin to shrink. However, June represents the largest monthly total for the rest of the year as nearly $10 billion in CMBS needs to be refinanced. Also based on a May 2017 snapshot, more than $266.6 billion in CMBS loans have been paid off in any manner since January 2015, including disposals with losses. Those disposed loans were written off with cumulative losses of more than $10.5 billion at an average loss in the 12-month period between June 2016 and May 2017, $122.5 billion in securitized mortgage debt was liquidated, 8.30% of which incurred losses at resolution.  Those loans that were disposed with losses were written down at an average severity of 41.65%.  Based on underwritten maturity dates for loans that were scheduled to pay off during this time frame, 12,346 loans totaling $32.58 billion are still outstanding. For the month of May, a little more than $7.8 billion in maturing CMBS loans were resolved.

Loan Production Strategy

We have access to a database of top commercial real estate mortgage bankers nationwide through organizations such as Strategic Alliance Mortgage, LLC (“SAM”), which is a company comprised of the top independently owned commercial real estate mortgage banking firms located throughout the United States. Through SAM. firms utilizes their shared national knowledge to execute superior capital market solutions for developers, commercial real estate investors, investment management firms, asset management firms, real estate investment trusts and private real estate equity firms with the goal of utilizing their production networks.  We have focused on firms that have experienced loan origination back office staff to ensure our CRE Loan services will be appropriately and professionally being marketed. Also, management has a proprietary database of 50 to 100 mortgage bankers to market their CRE Loan products to and generate Loan production internally for consistent deal flow.  In addition, we believe that as our operations expand, we always have the opportunity to establish and retain an in-house sales team.)

Key Operational Highlights – Asset-Backed Financing

Our asset-backed lending operations will be based on the premise that business does not always go as planned; therefore, we will work with clients to get them realigned financially with viable solutions for optimum profitability. Key among the services provided through this division, is a line of factoring products.

Our main product will be advance factoring, which enables clients to turn accounts receivable into cash-on-hand with secured working capital loans. Accounts receivable, inventory or other assets such as real estate, equipment and intellectual property will secure the factoring division’s working capital Loans. Advance rates are determined based on analysis of appropriate metrics for each collateral class (e.g. accounts receivable dilution, assessed value of tangible assets).

Competition

A number of much larger proven commercial real estate lenders such as JP Morgan Chase, Bank of America, Goldman, Apollo Commercial Real Estate, and RAIT currently have established operations with large balance sheets and back office staff. However, we are a non-banking institution and are not regulated like the larger banks or typical CMBS lender in that we are not “pigeon holed” into immediately securitizing our assets. Rather we elect to use the standardized securitization underwriting characteristics to originate loans, consequently to mitigate liquidly-risk (i.e. recapitalization) with the ability to hold these loans on the un-tainted balance sheet in order to garner stable income to yield strong growth and market share.  However, as most of these lenders have far longer operating histories and significantly larger financial resources than we do, there can be no assurance given that we can effectively compete.

Employees

We currently have no employees other than our executive officers.  As noted above, we intend to rely on third parties retained by us for services in areas such as loan origination and production, credit analysis, underwriting, due diligence, and loan servicing.  As our operations grow, we may elect to bring certain, if not all of these services in house.

Properties

Our principal executive offices are located at 200 East Campus View Blvd. Suite 200 Columbus, OH 43235, where we lease space from Omega, our principal stockholder, on a month to month basis at a monthly rent of $95.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against us.  However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business, results of operations, financial condition and business prospects.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three year period.

Results of Operations

Three Months Ended March 31, 2018 as compared to three months ended March 31, 2017

For the three months ended March 31, 2018, we generated approximately $8,000 in net investment income, resulting from the amortization of loan origination fees received in the form of a notes receivable in the aggregate amount of $430,000, offset by the amortization of loan costs incurred.  All of the investment income was generated from the Company’s lending operations following completion of the Control Share Sale.  Interest income for the three months ended March 31, 2018 is presented net of $420,000 in service costs, primarily loan broker fees which are being amortized over the life of the related loans.  We incurred $53,962 in operating expenses during the 2018 period, compared to $7,732 in 2017, reflecting our increased level of operations.  Interest expense for the three months ended March 31, 2018, was $929,108 resulting from the amortization of the discount on redeemable common stock.

The following table provides selected balance sheet data as of March 31, 2018:

Cash	$5,246
Restricted cash	$2,500,000
Loan Receivable, net of discounts	$928,334
Total assets	$3,439,026
Total liabilities	$63,628
Stockholders' equity	$937,574

Year ended December 31, 2017 as compared to year ended December 31, 2016

For the year ended December 31, 2017 we generated approximately $48,646 in revenues, resulting from the amortization of loan origination fees received in the form of a notes receivable in the aggregate amount of $430,000 and consulting revenue of $12,000.  All of these revenues were generated from the Company’s lending operations following completion of the Control Share Sale.  Revenues for the year ended December 31, 2017 were offset by $420,000 in service costs, primarily loan broker fees which are being amortized over the life of the related loans.  We incurred $364,105 in operating expenses during the 2017 period, compared to $17,613 in 2016, reflecting our increased level of operations.

The following table provides selected balance sheet data as of December 31, 2017.

Cash	$44,404
Restricted cash	$2,500,000
Loan Receivable, net of discounts	$927,842
Total assets	$3,474,554
Redeemable stock	$1,590,937
Total liabilities	$51,734
Stockholders' equity	$1,831,883

Liquidity and Capital Resources

Prior to the Control Share Sale, our working capital was extremely limited, primarily generated from loans from affiliates.  In connection with the Control Share Sale, on March 17, 2017, Malcolm Hargrave, our former sole director and executive officer signed an agreement to forgive all debt, including unpaid interest, amounting $55,715, due to him from the Company. This was classified as additional paid -in capital.

During the year ended December 31, 2017, Omega, the principal stockholder of the Company, made an additional capital contribution to the Company of $25,000.  During the three months ended March 31, 2018, Omega made an additional capital contribution to the Company of $5,000, and the Company received proceeds of $15,000 from the sale of preferred stock to a single investor.

Although we have raised additional funds through the $850,000 Private Offering, the $2,500,000 Private Offering, the proceeds of which are being held in escrow pending expiration of the Company’s potential obligation to repurchase the shares through June  30,  2018, the October Private Offering, the November Private Offering and the sale of Series A Convertible Preferred Stock in January 2018, we believe that we will require substantial additional capital to fund our planned operations, primarily through the Direct Offering.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates included deferred revenue, costs incurred related to deferred revenue, the useful lives of property and equipment and the useful lives of intangible assets.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes.  Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.  Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year.  In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies.  If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required.  Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit.  For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each person who is a director or executive officer as of the date of this prospectus.

Name	Age	Positions and Offices to be Held

Timothy R. Fussell, Ph.D.	53	President, Chairman and director
Todd C. Buxton	48	Chief Executive Officer, Vice Chairman and director

Both of our directors bring to our board of directors executive leadership experience derived from their prior business experience. Each of them has demonstrated strong business acumen and an ability to exercise sound judgment and has a reputation for integrity, honesty and adherence to ethical standards.  Set forth below is a brief description of the background and business experience of our directors and executive officers

Timothy R. Fussell, Ph.D., has served as Omega’s Executive Vice President of Corporate Business Affairs since July 2016.  Dr. Fussell has over thirty years’ experience as a financial strategist, working with both individuals and entities in the financial planning, capital raising and merger and acquisition spheres.  In 2012, Dr. Fussell founded Partners South Estate Planning, Inc., a Florida-based financial and estate planning firm and has served as its President since that time, building it into a nationally recognized firm in its field.  Since 2006, Dr. Fussell has also served as President of Fussell Insurance and Benefits, LLC, a Florida licensed insurance brokerage which he founded as an adjunct to his financial planning business.  For over 20 years prior thereto, Dr. Fussell was a principal of T.R. Fussell, Inc., a North-Carolina-based financial and estate planning firm.

Todd C. Buxton, has served as Omega’s Chief Executive Officer since April 2015. Mr. Buxton carries out initiatives to significantly improve the company's strategic operational execution and integration of new and existing subsidiaries with a goal to accelerate profitability, shareholder value and growth for the company. This includes planning the overall strategic business direction and facilitating creative development business models for Omega specifically within the capacity of the Omega's M&A contractual negotiations and internal business contract facilitation for sales transactions, mergers and acquisitions, and capital markets growth strategies. Prior to serving as Omega ‘s Chief Executive Officer, from 2010 through 2015, Mr. Buxton served in the same capacity for Bentley-Addison Capital Finance, which directly brokered and advised companies as an intermediary for commercial real estate financing opportunities. Mr. Buxton has a strong foundation in the commercial real estate construction management industry and real estate developer/contracting business as well as the information technology field going back to 1992. Overall Mr. Buxton has an entrepreneurial spirit and had owned and directed various successful business ventures in the past.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders and until a successor is appointed and qualified, or until their removal, resignation, or death.  Executive officers serve at the pleasure of the board of directors.

Director Independence

At present, neither of our directors are “independent” as defined under Rule 10A-3(b)(1) under the Exchange Act.

Board Committees

Our board of directors does not currently have an audit committee, a compensation committee, or a corporate governance committee.  As we expand our board in the future to add “independent” directors, we may seek to establish such committees, all the members of which will be “independent” directors.

Code of Ethics

We have adopted a Code of Ethics that applies to employees, including our principal executive officer, principal financial officer, or persons performing similar functions.

Board of Directors Role in Risk Oversight

Members of the board of directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the board’s role in risk oversight does not materially affect the leadership structure of the Company.

EXECUTIVE COMENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by or paid to our executive officers for 2017, 2016 and 2015.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards (#)	Option Awards (#)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Todd C. Buxton, CEO (1)	2017	$5,000	0	0	0	0	0	0	$5,000
	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0
Timothy R. Fussell,	2017	0	0	0	0	0	0	0	0
President (1)	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0
Malcom Hargrave,	2017	0	0	0	0	0	0	0	0
Former CEO and CFO(1)	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0

(1) Mr. Hargrave resigned as our sole executive officer and Mr. Buxton and Dr. Fussell assumed their positions upon completion of the Control Share Acquisition on March 17, 2017.

Employment Agreements

The Company is presently not party to an employment agreement with either of its executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2017 for our executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)

Todd C. Buxton, CEO (1)	0	0	0	0	0	0	0	0	0
Timothy R. Fussell,(1)	0	0	0	0	0	0	0	0	0
Malcom Hargrave(1)	0	0	0	0	0	0	0	0	0

(1) Mr. Hargrave resigned as our sole executive officer and Mr. Buxton and Dr. Fussell assumed their positions upon completion of the Control Share Acquisition on March 17, 2017.

Compensation of Directors Table

The table below summarizes all compensation paid for our last completed fiscal year to each of our directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Todd C. Buxton(1)	0	0	0	0	0	0	0
Timothy R. Fussell(1)	0	0	0	0	0	0	0
Malcolm Hargrave(1)	0	0	0	0	0	0	0

(1) Mr. Hargrave resigned as our sole director and Mr. Buxton and Dr. Fussell were appointed directors upon completion of the Control Share Acquisition on March 17, 2017.

Narrative Disclosure to the Director Compensation Table

We currently do not compensate our directors for their services as such. When we expand our board to include “independent” directors we intend to implement a plan and compensate them with a combination of cash and stock option awards, depending on our financial resources at that time.

Incentive Plan

Our Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors or to key advisers or consultants.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock based awards, or any combination of the foregoing.  The Incentive Plan is administered by the board of directors.  5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the  Incentive Plan is equal to 15% of our issued and outstanding common stock. As of the date of this prospectus, we have granted restricted stock awards of 4,375,000 Shares to six consultants.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group.  Unless otherwise stated, the address of the persons set forth in the table is c/o the Company, 200 East Campus View Blvd., Suite 200, Columbus, OH 43235.

Names and addresses	Number of shares of		Percentage of class
Of	common stock		beneficially owned (%)
beneficial owners	beneficially owned (#)		Before Offering	After Offering(1)

Directors and executive officers:

Timothy R. Fussell, Ph.D.	0	(2)	0.0	0.0
Todd C. Buxton	0	(2)	0.0	0.0
All executive officers and directors as a group (two persons)	0	(2)	0.0	0.0

Other 5% percent beneficial owners:

Omega Commercial Finance Corp.(3)	35,550,000		88.0	48.2
33Capital Street LLC	2,244,200	(4)	5.6	(5)

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(1)

Assumes the sale of all 33,333,333 Shares offered by the Company in the Direct Offering.

(2)

Does not include 35,550,000 Shares held by Omega.  The director and executive officer is also an executive officer of Omega, but does not have voting or dispositive control over such Shares and accordingly, disclaims beneficial ownership of those Shares.

(3)

The persons deemed voting or dispositive control over the Shares held by Omega are Jon S. Cummings IV, Chairman of Board, director and the majority shareholder of Omega, Mark Feanny, MD, a director of Omega and Clarence Williams, a director of Omega.

(4)

Includes 1,250,000 “restricted” Shares awarded to Erika L. Hasty under our Incentive Plan. Erika L. Hasty is the managing member of 33 Capital Street LLC and exercises voting and dispositive control over the Shares held by 33 Capital Street LLC.

(5)

Less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Related Party Loan

Since inception the Company received cash totaling $52,500 from Malcolm Hargrave, the previous director, in the form of a promissory note. The loan accrued interest at an annual rate of 4%. On March 17, 2017, Malcolm Hargrave signed an agreement to forgive all debt, including unpaid interest, totaling $55,715, which was recorded as a capital contribution.  As of December 31, 2017, the amount due to Malcolm Hargrave was $0.

Consulting Revenue

On May 1, 2017 the  Company billed Omega, its principal stockholder, $12,000 for consulting services in capital markets activities rendered, such as defining appropriate capital raising mechanisms and types of Offerings to utilize what best benefits the Company’s verticals overall strategies to implement within the capital markets for growth and increased shareholder value, effective means to create relationships within the commercial real estate sector for target mergers and acquisitions, loan financing requests, distressed commercial real estate portfolios.

Broker Fees

On August 28, 2017 the Company entered into a loan agreement with Partners South Holdings LLC (“ PSHL ”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs. A broker fee was paid to Omega, our principal stockholder, in the amount of $170,000.

On August 28, 2017 the Company entered into a loan agreement with Partners South Properties Corporation (“ PSPC ”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs.  A broker fee was paid to Omega, our principal stockholder, in the amount of $250,000.

Management Fees

During the quarter ended December 31, 2017, Omega was paid $150,000 in management fees pursuant to a corporate governance management agreement executed on June 1, 2017.  Omega is to provide services related to facilitating the introduction of potent investors for compensation of no less than $150,000 per year, not to exceed $300,000 per year.  The agreement remains in effect until cancelled by Omega.

Loans receivable

Loan Agreement (Revolving Line of Credit) with PSHL.   On August 28, 2017 the Company entered into a loan agreement with PSHL, which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs.  The loan is secured in full by a first position lien on any and all real property in which PSHL has any interest in for such purposes.  The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the loan plus accrued interest thereon is due and payable.  The fixed interest rate on the loan is 3.5% to be paid quarterly on the 1st day of the fiscal quarter. As of December 31, 2017 and March 31, 2018, the amount of $477,500 had been advanced on the loan. The origination fees of $180,000 due to the Company have been added to the balance due on the loan and recorded as a discount against the loan to be amortized into income through the maturity date.  As of December 31, 2017 and March 31, 2018, the gross loan receivable balance is $657,500.

Loan Agreement (Revolving Line of Credit) with PSPC.  On August 28, 2017 the Company entered into a loan agreement with PSPC, which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs.  The loan is secured in full by a first position lien on any and all real property in which PSPC has any interest in for such purposes.  The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable.  The fixed interest rate on the loan is 3.5% to be paid quarterly on the 1st day of the fiscal quarter. As of December 31, 2017 and March 31, 2018 , the gross loan receivable balance is $250,000.

The Company believes that the terms of the lines of credit with PSHL and PSPC are comparable to the terms of lines of credit which ALPC would offer to non-affiliated third-party borrowers.

Review, Approval and Ratification of Related Party Transactions

The Company does not have a policy that expressly prohibits its directors, officers, principal stockholders or their respective affiliates from engaging for their own account in business activities of the types conducted by the Company. The Company’s code of business conduct and ethics contains a conflict of interest policy that prohibits its directors and executive officers, or whoever provides services to the Company, from engaging in any transaction that involves an actual conflict of interest with the Company, provided, however, that once the Company adds independent directors to its board, any such conflict may by a majority vote of independent directors.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 and 5,000,000 shares of preferred stock, par value $0.0001.

Common Stock

As of the date of this prospectus, 40,402,667 shares of common stock are issued as outstanding.  The shares of common stock presently outstanding are, and the Shares being offered and sold in the Direct Offering, when issued and paid for as contemplated herein, will be, fully paid and non-assessable.  Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders.  In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding.  The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

General

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series.  While our Certificate of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. As of the date of this prospectus, the Company has outstanding, 24,000 shares of Series 2018 Preferred Stock and 1,000 shares of Series A Convertible Preferred Stock.

Series 2018 Preferred Stock

The Series 2018 Preferred Stock was sold, together with warrants to purchase 504,000 Shares, in November 2017, to a single accredited investor in a private transaction for $360,000.  The Series 2018 Preferred Stock does not have dividend or voting rights, but is mandatorily redeemable at the option of the Company (unless converted as set forth below), on the first anniversary of issuance at a redemption price of $15.00 per share.  Each share of Series 2018 Preferred Stock may, at the option of the holder, be converted at any time prior to redemption into two shares of the Company’s common stock (subject to adjustment for stock splits, stock dividends and similar recapitalization transactions).

Series A Convertible Preferred Stock

The Series A Preferred Convertible Stock which was sold in January  2018 to a single investor in a private transaction for $15.00 per share does not have dividend or voting rights, but is mandatorily redeemable by the Company (unless converted as set forth below) on the first anniversary of issuance at a redemption price of $15.00 per share.  Each share of Series A Convertible Preferred Stock may, at the option of the holder, be converted at any time prior to redemption into two shares of the Company’s common stock (subject to adjustment for stock splits, stock dividends and similar recapitalization transactions).

Warrants

In November 2018, the Company issued warrants to purchase 504,000 Shares in connection with the sale of 24,000 shares of Series 2018 Preferred Stock.  The Warrants are exercisable for a period of five years from issuance at an exercise price of $15.00 per Share, but may also be exercised on a “ cashless ” basis.  The exercise price of the warrants is subject to adjustment for stock splits, stock dividends and similar recapitalization transactions.

SHARES ELIGIBLE FOR FUTURE SALE

Commencing ninety (90) days after the date of this prospectus, all of the 41,750,000 shares of our common stock outstanding as of the date of this prospectus and not covered by this Registration Statement , will be eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and in some cases, subject to the volume and other restrictions of Rule 144. The sale of a significant number of shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

Rule 144

In general, under Rule 144 under the Securities Act, beginning ninety (90) days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six (6) months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six (6) months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through Nasdaq or such other market on which our shares of common stock are listed for trading during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

PLAN OF DISTRIBUTION

Terms of the Direct Offering

The Shares in the Direct Offering are being offered and sold in a direct public offering on a “self-underwritten, best efforts” basis, which means (a) no minimum number of Shares need be subscribed for in order for the Company to consummate the sale of any of the Shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the Shares directly to investors.  The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. The Company’s executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various industry and investor conferences. . In addition to the foregoing, this prospectus may be made available in electronic format on a dedicated website maintained by the Company or on the Company’s general website.  Subscription proceeds for Shares sold in the Direct Offering will be paid directly to the Company and will not be held in a segregated or escrow account. Our executive officers and directors will not receive commissions or any other remuneration from any such sales.

In offering the Shares in the Direct Offering on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (a) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (a) at the end of the offerings, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities; (b) are not, nor have been within the preceding twelve (12) months, a broker or dealer, and they are not, nor have they been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and they have not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

The Shares in the Direct Offering will be offered for sale for a period of one hundred and eighty (180) days from the date of this prospectus, unless extended by our board of directors for period or periods of up to an aggregate of an additional one hundred and eighty (180) days.

Procedures for Subscribing

If you decide to subscribe for any shares in the Direct Offering, you must:

—

execute and deliver a Subscription Agreement; and

—

deliver the subscription price to the Company by cashier’s check or wire transfer of immediately available funds.

The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, email address, number of Shares you are purchasing, and the price you are paying for your Shares.

Acceptance of Subscriptions

Upon the Company’s acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Gutiérrez Bergman Boulris, PLLC, Coral Gables, Florida.

EXPERTS

The audited financial statements for the year ended December 31, 2017, included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of Soles, Heyn & Company, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited financial statements for the year ended December 31, 2016, included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of PLS CPA, A Professional Corp., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the Shares offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Certificate of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ALPHA INVESTMENT INC.

Unaudited Financial Statements:

SOLES, HEYN & COMPANY
Accountants and Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Alpha Investments, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Alpha Investments, Inc. (the Company) as of December 31, 2017 and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financials have been prepared assuming the Company will continue as a going concern. As of December 31, 2017, the Company had accumulated losses of approximately $649,000, has generated limited revenue, and may experiences losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditors since 2018.

/s/Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP
West Palm Beach, Florida
April 5, 2018

120 S. Olive Ave., Suite 501, W. Palm Beach, FL 33401 | Phone: 561-429-6625 | Fax: 1-888-726-9029
Member AICPA www.SolesHeynCPA.com Member FICPA

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Gogo Baby, Inc.

We have audited the accompanying balance sheet of Gogo Baby, Inc. (the “Company”) as of December 31, 2016, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the years ended December 31, 2016. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gogo Baby, Inc. as of December 31, 2016, and the result of its operations and its cash flows for the years ended December 31, 2016 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

March 16, 2017

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

Alpha Investment Inc.

Balance Sheets

	As of	As of
	December 31,	December 31,
	2017	2016
ASSETS
Current Assets:
Cash	$44,404	$382
Restricted cash held in escrow	2,500,000	-
Interest receivable	432	-
Total Current Assets	2,544,836	382

Other Assets:
Loans receivable - related party, net of discounts	927,842	-
Total Other Assets	927,842	-

Property and Equipment, net:
Furniture and Equipment, net	1,876	-
Total Property and Equipment, net	1,876	-

TOTAL ASSETS	$3,474,554	$382

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$51,221	$5,636
Promissory notes payable--long term notes due in one year	-	13,000
Revenue received in advance	513	-
Accrued interest	-	1,093
Total Current Liabilities	51,734	19,729

Long-Term Liabilities:
Accrued interest	-	2,122
Promissory note payable	-	36,500
Total Long-Term Liabilities	-	38,622
Total Liabilities	51,734	58,351

Redeemable common stock	1,575,281	-
Series 2018 Convertible Preferred Stock, net of discount	15,656	-
	1,590,937	-
Stockholders' Equity (Deficit):
Preferred stock ($0.0001 par value), 20,000,000 shares authorized; 24,000 and zero shares issued and outstanding as of December 31, 2017 and 2016	2	-
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 40,406,000 and 36,550,000 shares issued and outstanding as of December 31, 2017 and 2016	4,041	3,655
Subscription receivable	(113,000)
Additional paid-in capital	2,590,220	850
Accumulated deficit	(649,380)	(62,474)
Total Stockholders' Equity (Deficit)	1,831,883	(57,969)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$3,474,554	$382

The accompanying notes are an integral part of these financial statements

Alpha Investment Inc.

Statements of Operations

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2017	2016
Income:
Investment income - related parties	$48,646	$-
Total Income	48,646	-

Cost of Revenues:
Service Costs	29,046	-
Total Cost of Revenues	29,046	-
Gross Profit	19,600	-

General and Administrative Expenses:
Management fee - related party	150,000	-
Administrative expenses	94,845	7,613
Professional fees	104,760	10,000
Stock compensation for consulting services	14,500	-
Total General and Administrative Expenses	364,105	17,613
Loss from Operations	(344,505)	(17,613)

Other Expense:
Interest expense	(240,427)	(1,696)
Total Other Expense	(240,427)	(1,696)

Net Loss	$(584,932)	$(19,309)

Amortization of discounts on Series 2018 preferred stock and redeemable common stock	(1,974)	-

Net Loss Attributable to Common Stockholders	$(586,906)	$(19,309)

Basic and Diluted Loss Per Share	$(0.02)	$(0.00)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	38,522,432	36,550,000

The accompanying notes are an integral part of these financial statements

Alpha Investment Inc.

Statement of Changes in Shareholders' Equity (Deficit)

For the Years Ended December 31, 2017 and 2016

					Additional
	Common Stock		Preferred Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, December 31, 2015	36,550,000	$3,655	-	$-	$850	$-	$(43,165)	$(38,660)
Net loss for the year ended December 31, 2016	-	-	-	-	-	-	(19,309)	(19,309)
Balance, December 31, 2016	36,550,000	3,655	-	-	850	-	(62,474)	(57,969)
Debt Forgiveness from related party	-	-	-	-	55,715	-	-	55,715
Stockholder contribution	-	-	-	-	25,000	-	-	25,000
Sale of Common Stock	64,333	6	-	-	979,494		-	979,500
Common stock issued for services	3,625,000	363	-	-	14,137	-	-	14,500
Sale of common stock recorded in mezzanine	166,667	17	-	-	(17)	-	-	-
Sale of preferred stock record in mezzanine	-	-	24,000	2	112,998	(113,000)		-
Issuance of warrants with sale of preferred stock	-	-	-	-	236,897	-	-	236,897
Issuance of warrants with sale of common stock	-	-	-	-	1,165,146	-	-	1,165,146
Amortization of discounts on Series 2018 preferred stock and potential common stock purchase obligation	-	-	-	-	-	-	(1,974)	(1,974)
Net loss for the year ended December 31, 2017	-	-	-	-	-	-	(584,932)	(584,932)
Balance, December 31, 2017	40,406,000	$4,041	24,000	$2	$2,590,220	$(113,000)	$(649,380)	$1,831,883

The accompanying notes are an integral part of these financial statements

Alpha Investment Inc.

Statements of Cash Flows

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(584,932)	$(19,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	14,500	-
Impairment loss	-	5
Accretion of origination fee income	(5,342)	-
Amortization of discount on redeemable common stock	240,427	-
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable	(432)	-
Increase (Decrease) in accounts payable	45,585	74
Increase (Decrease) in accrued interest payable	-	1,696
Increase (Decrease) Revenue received in advance	513	-
(Increase) in accounts receivable	-	-
Net cash used in operating activities	(289,681)	(17,534)

Cash Flows from Investing Activities:
Investments in notes receivable	(502,500)	-
Payment of issuance costs related to notes receivable	(420,000)	-
Purchase property and equipment	(1,877)	-
Net cash used in investing activities	(924,377)	-

Cash Flows from Financing Activities:
Proceeds from notes payable-related party	3,000	17,500
Proceeds from stockholder contribution	25,000	-
Proceeds from the sale of common stock	3,479,500	-
Proceeds from the sale of preferred stock	250,580	-
Net cash provided by financing activities	3,758,080	17,500

Net increase (decrease) in cash	2,544,022	(34)
Cash at beginning of year	382	416
Cash and restricted cash at end of year	$2,544,404	$382

Supplemental Disclosure of Cash Flow Information:

Cash paid during year for:
Interest	$-	$-
Income Taxes	$-	$-

Schedule of Non-Cash Investing and Financing Activities:
Forgiveness of stockholder debt	$55,715	$-
Issuance of warrants with common stock	$1,165,146	$-
Issuance of warrants with preferred stock	$236,897	$-

The accompanying notes are an integral part of these financial statements

Alpha Investment Inc.

Notes to the Financial Statements

Years Ended December 31, 2017 and 2016

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Corporate History

Alpha Investment Inc, formerly GoGo Baby, Inc. (the “Company”) was incorporated on February 22, 2013 under the laws of the State of Delaware to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver.  The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 17, 2017, Omega Commercial Finance Corp. (“Omega”) purchased all 35,550,000 outstanding “restricted” shares of the Company’s common stock (the “Control Share Sale”) from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares) for aggregate consideration of $295,000.  The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders.  Upon completion of the Control Share Sale, a “Change in Control” of the Company took place and the Company became a subsidiary of Omega.  The Company did not elect to apply push-down accounting.  In connection therewith, Mr. Hargrave resigned as the Company’s sole director and officer and Omega, as the new majority stockholder of the Company, elected Timothy R. Fussell, Ph.D. as President, Chairman of the Board and a director and Todd C. Buxton, Omega’s Chief Executive Officer, as Chief Executive Officer, Vice Chairman of the Board and a director.

In addition to the foregoing, new management elected to shift the focus of the Company’s business to real estate and other commercial lending, which they believed offered better opportunities for shareholder growth.  In connection therewith, on March 30, 2017, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State changing its name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect the new business focus.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented.  The Company is required to make judgments and estimates about the effect of matters that are inherently uncertain.  The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, deferred income tax asset valuations and loss contingences.  The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  Although, we believe our judgments and estimates are appropriate, actual future results may be different; if different assumptions or conditions were to prevail, the results could be materially different from our reported results.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Restricted Cash Held in Escrow

The Company has $2,500,000 of restricted cash held in escrow from the sale of common stock to an investors that has the right to require the Company to repurchase the common stock for $2,500,000 through April 2018.

Loans Receivable, net

The Company records its investments in loans receivable at cost less unamortized costs of issuance and deferred origination fees.  Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans.  Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans.

When a loan is placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria. As of December 31, 2017, all loans receivable are performing loans and none are considered past-due.

Allowance for Loan Losses

The Company maintains an allowance for loan losses on its investments in real estate loans for estimated credit impairment.  Management’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan.  Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans.  Actual losses on loans are recorded first as a reduction to the allowance for loan losses.  Generally, subsequent recoveries of amounts previously charged off are recognized as income.

Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property.  Management determined that no allowance for loan losses was necessary as of December 31, 2017.

Property and Equipment

Property and equipment are stated at cost.  Equipment and fixtures will be depreciated using the straight-line method over the estimated asset lives, 5 years.  Equipment purchases in December 2017 will begin to be depreciated in the first quarter 2018.

Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification (“ASC”) No. 740, "Income Taxes".  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Accounting for Uncertainty in Income Taxes

The Company applies the provisions of ASC Topic 740-10-25, Income Taxes – Overall – Recognition (“ASC Topic 740-10-25”) with respect to the accounting for uncertainty of income tax positions. ASC Topic 740-10-25 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As December 31, 2017, tax years since 2013 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

Revenue Recognition and Investment Income

Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans.  Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans.

When a loan is placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.

The Company suspends recognizing interest income when it is probable that the Company will be unable to collect all payments according to the contractual terms of the underlying agreements. Management considers all information available in assessing collectability. Collectability is measured on a receivable-by-receivable basis by either the present value of estimated future cash flows discounted at the effective rate, the observable market price for the receivable or the fair value of the collateral if the receivable is collateral dependent. Large groups of smaller balance homogeneous receivables, such as pre-settlement funding transactions, are collectively assessed for collectability. A receivable is charged off when in the Company's judgment, the receivable or portion of the receivable is considered uncollectible.

Payments received on past due receivables and finance receivables the Company has suspended recognizing interest income on are applied first to principal and then to accrued interest. Interest income on past due receivables and finance receivables, if received, is recorded using the cash basis method of accounting. Additionally, the Company generally does not resume recognition of interest income once it has been suspended.

Fair Value

The carrying amounts reported in the balance sheet for cash, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying value of the Company’s loans receivable approximate fair value because their terms approximate market rates.

Net Loss Per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the year.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  350,000 shares underlying common stock warrants were excluded from the computation of diluted loss per share for the year ended December 31, 2017, because their impact was anti-dilutive.  There were no potentially dilutive securities outstanding during the year ended December 31, 2016.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and loans receivable. The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2017. 100% of the Company’s loans receivables are with related parties.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2014-09 – Revenue From Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter 2017. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. Accordingly, the Company may adopt the standard in either its first quarter of 2017 or 2018. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company does not expect its adoption of the new revenue standard will have a significant impact on its consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the statement of condition and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company has early implemented this ASU.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – LOANS RECEIVABLE, NET – RELATED PARTIES

Loan Agreement with Partners South Holdings LLC (Revolving Line of Credit)

On August 28, 2017 the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs.  The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes.  The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable.  The fixed interest rate on the loan is 3.5% to be paid quarterly on the 1st day of the fiscal quarter. As of December 31, 2017, the amount of $477,500 had been advanced on the loan. The origination fees of $180,000 due to the Company have been added to the balance due on the loan and recorded as a discount against the loan to be amortized into income through the maturity date.  As of December 31, 2017, the gross loan receivable balance is $657,500.

Loan Agreement with Partners South Properties Corporation (Revolving Line of Credit)

On August 28, 2017 the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs.  The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes.  The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable.  The fixed interest rate on the loan is 3.5% to be paid quarterly on the 1st day of the fiscal quarter. As of December 31, 2017, the gross loan receivable balance is $250,000.

Non-Binding Memorandum with Diamond Ventures Funds Management LLC

The Company and Diamond Ventures Funds Management LLC (“DVFM”) have executed a non-binding Memorandum of Understanding (“MOU”) in connection with ongoing discussions regarding a Share Exchange & Acquisition of Membership interest into DVFM that will facilitate up to a 40% acquisition of DVFM.  The terms of the exchange are not public at this time.  Upon the signing of the MOU $25,000 was advanced to the Borrower as part of the Business Line of Credit to be established as part of the MOU.  The funds are to be exclusively used for business purposes solely related to accounting and legal fees.

The following is a summary of loans receivable as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Principal Amount Outstanding	$932,500	$-
Unaccreted Discounts	(4,658)	-
Net Carrying Value	$927,842	$-

As of December 31, 2017, the Company’s investment in its portfolio of loans receivable was individually evaluated for impairment noting none.

NOTE 4 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.  As of December 31, 2017 the Company had a net operating loss carry-forward of approximately $357,500.  Net operating loss carry-forward, expires twenty years from the date the loss was incurred.

The Company is subject to United States federal and state income taxes at an approximate rate of 34% through December 31, 2017.  Future taxable income is expected to be subject to an approximate rate of 21%.  The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	December 31, 2017	December 31, 2016
Statutory rate	21%	34%
Valuation allowance change	(21)%	(34)%
	0%	0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes.  The significant components of deferred income tax assets and liabilities at December 31, 2017 and 2016 are as follows:

	December 31, 2017	December 31, 2016
Net operating loss carryforward	$43,466	$21,241
Valuation allowance	(43,466)	(21,241)
Net deferred income tax asset	$-	$-

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.  The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

Current law limits the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 6 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses. The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $649,380 as of December 31, 2017 and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. Securing additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 – RELATED PARTY TRANSACTIONS

1.

Related Party Loan

Since inception the Company received cash totaling $52,500 from Malcolm Hargrave, the previous director, in the form of a promissory note. The loan accrued interest at an annual rate of 4%. On March 17, 2017, Malcolm Hargrave signed an agreement to forgive all debt, including unpaid interest, totaling $55,715, which was recorded as a capital contribution.  As of December 31, 2017, the amount due to Malcolm Hargrave was $0.

2

Consulting revenue

On May 1, 2017 the company billed Omega Commercial Finance Corp., the 88.00% shareholder, $12,000 for consulting services in capital markets activities rendered, such as defining appropriate capital raising mechanisms and types of Offerings to utilize what best benefits the Company’s verticals overall strategies to implement within the capital markets for growth and increased shareholder value, effective means to create relationships within the commercial real estate sector for target mergers and acquisitions, loan financing requests, distressed commercial real estate portfolios.

3.

Broker fee

On August 28, 2017 the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs. A broker fee was paid to Omega Commercial Finance Corp. in the amount of $170,000.

On August 28, 2017 the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs.  A broker fee was paid to Omega Commercial Finance Corp. in the amount of $250,000.

4.

Management Fee

During the quarter ended December 31, 2017, Omega Commercial Finance Corp was paid $150,000 in management fees pursuant to a corporate governance management agreement executed on June 1, 2017.  Omega is to provide services related to facilitating the introduction of potent investors for compensation of no less than $150,000 per year, not to exceed $300,000 per year.  The agreement remains in effect until cancel by Omega.

5.

Loans receivable

The Company has extended lines of credit and loans to related parties.  See Note 3.

NOTE 8 – STOCKHOLDERS’ EQUITY (DEFICIT)

Incentive Plan

The Company’s Incentive Plan provides for equity incentives to be granted to its employees, executive officers or directors or to key advisers or consultants.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing.  The Incentive Plan is administered by the board of directors.  5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the Incentive Plan is equal to 15% of our issued and outstanding common stock. As of December 31, 2017, there are 1,375,000 shares available for issuance under the plan.

Common Stock

On June 21, 2017 the company filed an S-8 with the SEC to register an additional 5,000,000 shares of common stock with a par value of $0.0001.

On June 22, 2017 3,625,000 shares of common stock were issued at a value of $0.004 per share to various individuals in exchange for consulting services.  The fair value of the shares was based on the last quoted price on the Over-the-Counter Bulletin Board.

On September 5, 2017 56,667 shares of common stock were issued at a value of $15.00 per share to one individual in exchange for cash of $850,000.

On September 20, 2017, 166,667 shares of common stock were issued at a value of $15.00 per share to one company in exchange for cash of $2,500,000.  Pursuant to the subscription agreement the investor has the right to require the Company to repurchase the shares for $2.5 million at anytime through December 2017.  Accordingly, the amounts received are presented as a temporary equity as of December 31, 2017.  In December 2017, the Company negotiated and amended its agreement with the investor to extend this right through April 2018. As part of this extension, the investor was granted warrants to purchase 170,000 shares of common stock for an exercise price of $15.00 per share over a five-year term. Because the shares are classified as a temporary equity, and the investors rights to require repurchase of the shares initially expired in 2017 the Company recorded the fair value of these warrants were recorded as a discount against the proceeds to be amortized as interest expense through February 2018, the initial extension date.   During the year ended December 31, 2017, the Company amortized $240,427 of the discount.  The cash, as of December 31, 2017, is held in an escrow account and the shares are carried at $1,575,281, net of unamortized discount of $924,719.

On October 21, 2017, 4,333 shares of common stock were issued at a value of $15.00 per share to one individual in exchange for cash of $65,000.

On November 8, 2017, 3,333 shares of common stock were issued at a value of $15.00 per share to one individual in exchange for cash of $50,000.

Preferred Stock

In November 2017, the Company’s board of directors authorized the issuance of 100,000 shares of 2018 Convertible Preferred Stock, which have a par value of $15.00, provides its holders with no voting rights or dividends, entitles its holders to a liquidation preference over common stockholders equal to its par value, and allow for conversion into 2 shares of common stock per one share of 2018 Convertible Preferred Stock at the option of the holder for a period of one-year from issuance at the option of the holder.

On November 27, 2017, 16,667 shares of 2018 Convertible Preferred stock were issued at a value of $15.00 per share to one entity in exchange for cash of $250,000.  The shares have 350,000 warrants attached, each warrant entitling the holder to one additional share with an exercise date of up to 5 years from the issuance date of the shares. The preferred stock is mandatorily redeemable 10 years after issuance.  The Company allocated $236,897 the proceeds from the sale of the preferred stock to the warrants, which was recorded as a discount against the preferred stock and is to be amortized as a deemed dividend through the 10-year redemption date.  The balance of the preferred stock reflected in temporary equity as of December 31, 2017, was $15,656, net of unamortized discount of $234,344.

On December 6, 2017, 167 shares of 2018 Convertible Preferred Stock were issued at a value of $15.00 per share to one entity in exchange for cash of $2,500.

Capital Contributions

On March 17, 2017, Malcolm Hargrave signed an agreement to forgive all debt, including unpaid interest, amounting $ 55,715, due to him from the Company. This was classified as capital contribution and recorded in additional paid -in capital.

On March 29, 2017, shareholders made a cash contribution to the Company of $10,000. This was classified as capital contribution and recorded in additional paid-in capital.

On September 28, 2017, Omega Commercial Finance Corp made a cash contribution to the company of $25,000. This was classified as capital contribution and recorded in additional paid-in capital.

During the quarter ended December 31, 2017, Omega Commercial Finance Corp, 80% parent company, paid expenses of $2,580 on behalf of the Company, this was classified as a non-cash charge and contribution to additional paid-in capital.

Common Stock Warrants

In connection with the issuance of preferred stock, the Company issued warrants to purchase 350,000 shares for an exercise price of $15.00 over five years.

In connection with the issuance of common stock, the Company issued warrants to purchase 170,000 shares for an exercise price of $15.00 over five years.

The fair value of the warrants issued during the year ended December 31, 2017 was estimated using the Black Scholes Method and the following assumptions: volatility – 128% - 130%; expected term – 5 Years; risk free rate – 2.06% - 2.16%; dividend rate – 0.0%

Temporary Equity

The following is a summary of instruments classified in temporary equity for the year ended December 31, 2017:

	Redeemable Common Stock	Series 2018 Convertible Preferred Stock	Discounts	Net Carrying Value
Balance at January 1, 2016	$-	$-	$-	$-
Issuances	2,500,000	250,580	(1,402,044)	1,348,536
Amortization of discounts	-	-	242,401	242,401
Balance at December 31, 2017	$2,500,000	$250,580	$(1,159,643)	$1,590,937

ALPHA INVESTMENT INC

CONDENSED BALANCE SHEETS

	As of	As of
	March 31,	December 31,
	2018	2017
	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash	$5,246	$44,404
Restricted cash held in escrow	2,500,000	2,500,000
Interest receivable	3,663	432
Total Current Assets	2,508,909	2,544,836

Other Assets:
Loans receivable - related party, net of discounts	928,334	927,842
Total Other Assets	928,334	927,842

Property and Equipment, net:
Furniture and Equipment, net	1,783	1,876
Total Property and Equipment, net	1,783	1,876

TOTAL ASSETS	$3,439,026	$3,474,554

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$63,115	$51,221
Contract liability	513	513
Total Current Liabilities	63,628	51,734

Total Liabilities	63,628	51,734

Redeemable common stock, 166,667 shares, net of discount	2,401,245	1,575,281
Series A Convertible Preferred Stock, 1000 shares	15,000	-
Series 2018 Convertible Preferred Stock, net of discount	21,579	15,656
	2,437,824	1,590,937
Stockholders' Equity (Deficit):
Series 2018 Convertible Preferred stock ($0.0001 par value), 20,000,000 shares authorized; 24,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017	2	2
Series A Convertible Preferred stock ($15.00 par value), 100,000 shares authorized; 1,000 and -0- shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1	-
Common stock, ($0.0001 par value), 100,000,000 shares authorized; 40,406,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017	4,041	4,041
Subscription receivable	(113,000)	(113,000)
Additional paid-in capital	2,676,470	2,590,220
Accumulated deficit	(1,629,940)	(649,380)
Total Stockholders' Deficit	937,574	1,831,883
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,439,026	$3,474,554

See notes to unaudited condensed financial statements.

ALPHA INVESTMENT INC

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2018	2017
Income:
Investment income - related parties	$8,433	$-
Total Income	8,433	-

General and Administrative Expenses:
Administrative expenses	36,202	3,232
Professional fees	17,760	4,500
Total General and Administrative Expenses	53,962	7,732
Loss from Operations	(45,529)	(7,732)

Other Expense:
Interest expense	(929,108)	-
Total Other Expense	(929,108)	-

Net Loss	$(974,637)	$(7,732)

Amortization of discounts on Series 2018 preferred stock and redeemable common stock	(5,922)	-

Net Loss Attributable to Common Stockholders	$(980,559)	$(7,732)

Basic and Diluted Loss Per Share	$(0.02)	$(0.00)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	40,406,000	36,550,000

See notes to unaudited condensed financial statements.

ALPHA INVESTMENT INC

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(974,637)	$(7,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	93	-
Accretion of origination fee income	(492)	-
Amortization of discount on redeemable common stock	929,107	-
Changes in operating assets and liabilities:
Increase in interest receivable	(3,230)	-
Decrease in accounts payable	(9,999)	(5,636)
Net cash used in operating activities	(59,158)	(13,368)

Cash Flows from Investing Activities:	-	-

Cash Flows from Financing Activities:
Proceeds from notes payable-related party	-	3,000
Proceeds from stockholder contribution	5,000	10,000
Proceeds from the sale of preferred stock	15,000	-
Net cash provided by financing activities	20,000	13,000

Net decrease in cash	(39,158)	(368)
Cash and restricted cash at beginning of period	2,544,404	382
Cash and restricted cash at end of period	$2,505,246	$14

Supplemental Disclosure of Cash Flow Information:

Cash paid during year for:
Interest	$-	$-
Income Taxes	$-	$-

See notes to unaudited condensed financial statements.

ALPHA INVESTMENT INC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Alpha Investment Inc, formerly GoGo Baby, Inc. (the “Company”) was incorporated on February 22, 2013 under the laws of the State of Delaware to develop, create, manufacture and market, toys for small children which would be designed to attach to car seats and amuse and entertain children during a drive, without distracting the attention of the driver.  The Company, however, encountered significant constraints in raising sufficient capital to fully implement its business plan.

On March 17, 2017, Omega Commercial Finance Corp. (“Omega”) purchased all 35,550,000 outstanding “restricted” shares of the Company’s common stock (the “Control Share Sale”) from Malcolm Hargrave (35,000,000 shares), DTH International Corporation (500,000 shares) and Lisa Foster (50,000 shares) for aggregate consideration of $295,000.  The Control Share Sale was consummated in a private transaction pursuant to a common stock purchase agreement entered between Omega and Mr. Hargrave, acting individually and on behalf of the other selling stockholders.  Upon completion of the Control Share Sale, a “Change in Control” of the Company took place and the Company became a subsidiary of Omega.  The Company did not elect to apply push-down accounting.  In connection therewith, Mr. Hargrave resigned as the Company’s sole director and officer and Omega, as the new majority stockholder of the Company, elected Timothy R. Fussell, Ph.D. as President, Chairman of the Board and a director and Todd C. Buxton, Omega’s Chief Executive Officer, as Chief Executive Officer, Vice Chairman of the Board and a director.

In addition to the foregoing, new management elected to shift the focus of the Company’s business to real estate and other commercial lending, which they believed offered better opportunities for shareholder growth.  In connection therewith, on March 30, 2017, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State changing its name from “Gogo Baby, Inc.” to “Alpha Investment Inc.” to better reflect the new business focus.   The name change and a corresponding change in the Company’s OTC markets trading symbol from GGBY to ALPC received approval from FINRA and became effective as of April 19, 2017.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In the opinion of the Company, the accompanying unaudited condensed financial statements are prepared in accordance with instructions for Form 10-Q, include all adjustments (consisting only of normal recurring accruals) which we considered as necessary for a fair presentation of the results for the periods presented. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The results of operations for the three months ended March 31, 2018 are not necessarily indicative of the results to be expected for future periods or the full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented.  The Company is required to make judgments and estimates about the effect of matters that are inherently uncertain.  The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, deferred income tax asset valuations and loss contingences.  The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  Although, we believe our judgments and estimates are appropriate, actual future results may be different; if different assumptions or conditions were to prevail, the results could be materially different from our reported results.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. As of March 31, 2018, the Company had no cash equivalents.

Restricted Cash Held in Escrow

The Company has $2,500,000 of restricted cash held in escrow from the sale of commons stock to an investor that has the right to require the Company to repurchase the common stock for $2,500,000 through June 29, 2018.

Loans Receivable, net

The Company records its investments in loans receivable at cost less unamortized costs of issuance and deferred origination fees.  Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans.  Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans.

When a loan receivable is placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.  As of March 31, 2018, since all loans receivable are considered performing according to their payment terms, no accounts receivable aging schedule or credit quality indicators are necessary.

Allowance for Loan Losses

The Company maintains an allowance for loan losses on its investments in real estate loans for estimated credit impairment.  Management’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan.  Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans.  Actual losses on loans are recorded first as a reduction to the allowance for loan losses.  Generally, subsequent recoveries of amounts previously charged off are recognized as income.

Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property on an individual loan receivable basis.  Management determined that no allowance for loan losses was necessary as of March 31, 2018 and December 31, 2017.

Property and Equipment

Property and equipment are stated at cost.  Equipment and fixtures will be depreciated using the straight-line method over the estimated asset lives, 5 years.

Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification (“ASC”) No. 740, "Income Taxes".  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Accounting for Uncertainty in Income Taxes

The Company applies the provisions of ASC Topic 740-10-25, Income Taxes – Overall – Recognition (“ASC Topic 740-10-25”) with respect to the accounting for uncertainty of income tax positions. ASC Topic 740-10-25 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As December 31, 2017, tax years since 2013 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

Revenue Recognition and Investment Income

Origination fees collected at the time of investment are recorded against the loans receivable and amortized into net interest income over the lives of the related loans.  Issuance costs incurred are capitalized along with the initial investment and amortized against net interest income over the lives of the related loans. The Company records interest income in accordance with ASC subtopic 835-30 "Imputation of Interest", using the effective interest method.

When a loan is placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. If a non-accrual loan is returned to accrual status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria.

The Company suspends recognizing interest income when it is probable that the Company will be unable to collect all payments according to the contractual terms of the underlying agreements. Management considers all information available in assessing collectability. Collectability is measured on a receivable-by-receivable basis by either the present value of estimated future cash flows discounted at the effective rate, the observable market price for the receivable or the fair value of the collateral if the receivable is collateral dependent. Large groups of smaller balance homogeneous receivables, such as pre-settlement funding transactions, are collectively assessed for collectability. A receivable is charged off when in the Company's judgment, the receivable or portion of the receivable is considered uncollectible.

Payments received on past due receivables and finance receivables the Company has suspended recognizing interest income on are applied first to principal and then to accrued interest. Interest income on past due receivables and finance receivables, if received, is recorded using the cash basis method of accounting. Additionally, the Company generally does not resume recognition of interest income once it has been suspended.

Fair Value

The carrying amounts reported in the balance sheet for cash, accounts payable and notes payable approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying value of the Company’s loans receivable approximate fair value because their terms approximate market rates.

Net Loss Per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the year.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Common stock warrants to purchase 350,000 shares of common stock were excluded from the computation of diluted loss per share for the three months ended March 31, 2018, because their impact was anti-dilutive.  There were no potentially dilutive securities outstanding during the three months ended March 31, 2017.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and loans receivable. The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2017. 100% of the Company’s loans receivables are with related parties.

Recently Issued and Adopted Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

On January 1, 2018, the Company adopted the Accounting Standard Update (“ASU”) 2014-09 – Revenue From Contracts with Customers, which did not have a significant impact on its results of operations.

The Company's revenue is mainly derived from interest income on our investments in our loan receivable portfolio, which are not impacted by this standard.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the statement of condition and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The adoption of this ASU is not expected to have a material effect on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently assessing the amendment and does not anticipate it will have a material impact on the Company’s Financial Statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – LOANS RECEIVABLE, NET – RELATED PARTIES

Loan Agreement with Partners South Holdings LLC (Revolving Line of Credit)

On August 28, 2017 the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs.  The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes.  The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable.  The fixed interest rate on the loan is 3.5% to be paid quarterly on the 1st day of the fiscal quarter. As of March 31, 2018, the amount of $477,500 had been advanced on the loan. The origination fees of $180,000 due to the Company have been added to the balance due on the loan and recorded as a discount against the loan to be amortized into income through the maturity date.  As of March 31, 2018, the gross loan receivable balance is $657,500.

Loan Agreement with Partners South Properties Corporation (Revolving Line of Credit)

On August 28, 2017 the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs.  The loan is secured in full by a first position lien on any and all Real Property in which the Borrower has any interest in for such purposes.  The maturity date of the loan is August 31, 2022 at which time the entire principal balance of the Loan plus accrued interest thereon is due and payable.  The fixed interest rate on the loan is 3.5% to be paid quarterly on the 1st day of the fiscal quarter. As of March 31, 2018, the gross loan receivable balance is $250,000.

Non-Binding Memorandum with Diamond Ventures Funds Management LLC

The Company and Diamond Ventures Funds Management LLC (“DVFM”) have executed a non-binding Memorandum of Understanding (“MOU”) in connection with ongoing discussions regarding a Share Exchange & Acquisition of Membership interest into DVFM that will facilitate up to a 40% acquisition of DVFM.  The terms of the exchange are not public at this time.  Upon the signing of the MOU $25,000 was advanced to the Borrower as part of the Business Line of Credit to be established as part of the MOU.  The funds are to be exclusively used for business purposes solely related to accounting and legal fees.

The following is a summary of mortgages receivable as of March 31, 2018, and December 31, 2017:

	March 31, 2018	December 31, 2017
Principal Amount Outstanding	$932,500	$932,500
Unaccreted Discounts	(4,166)	(4,658)
Net Carrying Value	$928,334	$927,842

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 5 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses. The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $1,629,940 as of March 31, 2018 and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. Securing additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 6 – RELATED PARTY TRANSACTIONS

1.

Broker fee

On August 28, 2017 the Company entered into a loan agreement with Partners South Holdings LLC (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $3,600,000 for the purpose of financing real property construction costs and working capital needs. A broker fee was paid to Omega Commercial Finance Corp. in the amount of $170,000.

On August 28, 2017 the Company entered into a loan agreement with Partners South Properties Corporation (“Borrower”), which is owned by Timothy R. Fussell, President, Chairman of the Board and a director of the Company, for a revolving line of credit in the maximum principal sum of $5,000,000 for the purpose of financing real property construction costs and working capital needs.  A broker fee was paid to Omega Commercial Finance Corp. in the amount of $250,000.

2.

Loans receivable

The Company has extended lines of credit and loans to related parties.  See Note 3.

NOTE 7 – STOCKHOLDERS’ EQUITY

Incentive Plan

The Company’s Incentive Plan provides for equity incentives to be granted to its employees, executive officers or directors or to key advisers or consultants.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying Shares as determined pursuant to the Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing.  The Incentive Plan is administered by the board of directors.  5,000,000 Shares are reserved for issuance pursuant to the exercise of awards under the Incentive Plan.  The number of shares so reserved automatically adjusts upward on January 1 of each year, so that the number of shares covered by the Incentive Plan is equal to 15% of our issued and outstanding common stock. As of March 31, 2018, there are 1,375,000 shares available for issuance under the plan and no options outstanding.

Common Stock

On September 20, 2017, 166,667 shares of common stock were issued at a value of $15.00 per share to one company in exchange for cash of $2,500,000.  Pursuant to the subscription agreement the investor had the right to require the Company to repurchase the shares for $2.5 million at anytime through December 2017.  Accordingly, the amounts received are presented as a temporary equity as of March 31, 2018 and December 31, 2017.  In December 2017, the Company negotiated and amended its agreement with the investor to extend this right through May 15, 2018. As part of this extension, the investor was granted warrants to purchase 170,000 shares of common stock for an exercise price of $15.00 per share over a five-year term. Because the shares are classified as a temporary equity, and the investors rights to require repurchase of the shares initially expired in 2017 the Company recorded the fair value of these warrants were recorded as a discount against the proceeds to be amortized as interest expense through February 2018, the initial extension date.   In March 2018, the Company entered into a third amendment to the subscription agreement, extending the option period to May 15, 2018. The option was further extended in May 2018.  See Note 8. As consideration for the extension, the Company’s parent company, Omega Commercial Finance Corporation, agreed to issue to the investor, 32,500 shares of its Series Z preferred stock, and the Company agreed to reimburse the investor for $21,894 of legal fees incurred related to the extension.  The Company estimated the fair value of the Series Z preferred stock based on recent sales for cash, and recorded an additional discount of $103,144, including the accrued legal fees, against the common stock to be amortized into interest expense through the extended expiration of the option in May 2018.   During the three months ended March 31, 2018, the Company amortized $929,108 of the discounts.  The cash, as of March 31, 2018, is held in an escrow account and the shares are carried at $2,401,245, net of unamortized discount of $98,755.

Preferred Stock

In November 2017, the Company’s board of directors designated 100,000 authorized shares of Series A Convertible Preferred Stock (“Series A”). Each share of Series A has a par value of $15.00 and have no voting or dividend rights.  Upon liquidation, dissolution or wining up, the holders of Series A shares are entitled to be paid out of the assets of the Company, if any, ratably with the common stock holders.  Each share of Series A is convertible within one year of issuance into two shares of common stock of the Company.  At any time after 180 days of issuance, the Company has the right, but not the obligation, to redeem all, but not less than all, of the outstanding Series A shares by paying cash, common stock, or a combination of both an amount equal to the par value of the Series A shares. On the one-year anniversary of issuance, the Company has an obligation to redeem the Series A shares for an amount equal to the par value of the Series A shares.

During the three months ended March 31, 2018, the Company sold 1,000 shares of Series A Convertible Preferred Stock for cash proceeds of $15,000.  Because of the redemption obligation after one year, absent an election by the holders to convert, the Company has reflected the redemption amount as temporary equity in the accompanying balance sheet.

Capital Contributions

During the three months ended March 31, 2018, Omega Commercial Finance Corp. made a cash contribution to the Company of $5,000. This was classified as capital contribution and recorded in additional paid-in capital.

Common Stock Warrants

As of March 31, 2018, there are warrants outstanding to purchase 520,000 shares for an exercise price of $15.00 over five years.

NOTE 8 – SUBSEQUENT EVENTS

In May 2018, the Company and the holder of 1,666,667 shares of common stock subject to an option granted to the holder through May 15, 2018, to have the Company repurchase such shares for $2.5 million as described in Note 7 above, agreed to extend the expiration of such option until June 29, 2018, for no additional consideration.

Until ___________ __, 2018 (90 days from the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

ALPHA MANAGEMENT INC.

34,384,200 Shares of Common Stock

PROSPECTUS

________ __, 2018

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees	$64,524
Transfer Agent Fees	$20,000
Accounting Fees and Expenses	$85,000
Legal Fees and Expenses	$150,000
Miscellaneous Fees and Expenses	$100,000
Total	$419,524

All amounts are estimates other than the SEC’s registration fee.  We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides for indemnification of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”)

Section 145 of the DGCL provides that the Company may indemnify any officer or director who was made a party to a suit because of his or her position, including derivative suits, if he was acting in good faith and in a manner he or she reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the performance of his or her duty to the Company. If the director or officer is successful in his or her suit, he or she is entitled to indemnification for expenses, including attorneys' fees.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past two years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended:

(a)

On June 21, 2017, we issued 3,625,000 shares of our common stock to six consultants pursuant to restricted stock awards under our 2017 Stock Incentive Plan as follows for services provided:

i.

Erika Hasty received 1,250,000 shares for outside consulting services valued at $5,000 regarding commercial real estate loan services within the New York, New Jersey, Pennsylvania, and Massachusetts regions.

ii.

Von C. Cummings received 1,250,000 shares for loan underwriting, analysis, processing, and credit loan product structuring services valued at $5,000.

iii.

Sara Cardona received 25,000 shares for office management and loan administration engagement services valued at $100.00.

iv.

Bob Agostini received 100,000 shares for credit approval and administration, loan sourcing, and loan application processing valued at $400.00.

v.

Matthew E. Buxton received 500,000 shares for outside small business and technology consulting, and commercial real estate loan referral services within the Ohio, Illinois, and Michigan regions valued at $2,000.

vi.

Daniel Clinton Perkins received 500,000 for outside commercial and business loan referral services within the North Carolina, South Carolina, and Georgia regions valued at $3,000.

(b)       On September 20, 2017, we sold an aggregate of 56,667 shares of our common stock to a single investor in a private transaction for aggregate consideration of $850,000.

(c)      On September 25, 2017, we sold an aggregate of 166,667 shares of our common stock to a single investor in a private transaction for aggregate consideration of $2,500,000

(d)     On October 21, 2017, we sold an aggregate of 4,337 shares of our common stock to a single investor in a private transaction for aggregate consideration of $65,000.

(e)

On November 8, 2017, 3,333 shares of common stock were issued at a value of $15.00 per share to one individual in exchange for cash of $50,000.

(f)

On November 30, 2017, the Company consummated the sale of 24,000 shares of Series 2018 Preferred Stock and five-year warrants to purchase an additional 504,000 Shares at an exercise price of $15.00 per Share to a single accredited investor for $360,000.

(g)

On January 2, 2018, the Company sold 1,000 shares of Series A Convertible Preferred Stock for, $15,000 or $15.00 per share to a single investor in a private transaction.

All of the foregoing securities were issued in accordance with the exemption from registration afforded by Section 4(a) (2) of and Regulation D or Rule 701 promulgated under the Securities Act, as amended, as the persons receiving such shares having provided the Company with appropriate representations as to their investment intent and their status as “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ITEM 16.  EXHIBITS

Exhibit

Number

Description

3 (i)

Certificate of Incorporation, as amended (1)

3 (ii)

By-Laws (2)

5.1

Opinion of Gutiérrez Bergman Boulris, PLLC (6)

10.1

2017 Incentive Stock Plan (3) *

10.2

Form of Direct Offering Subscription Agreement (3)

10.3

Subscription Agreement with Dr. Assia Benhacene (4)

10.4

Subscription Agreement with Hoosier Real Estate Investors, LLC (5)

10.5

Loan Agreement with Partners South Holdings, LLC (3)

10.6

Loan Agreement with Partners South Properties Corporation (3)

10.7

Code of Ethics (3)

10.8

Subscription Agreement with Inn Properties, LLC(6)

10.9

Corporate Governance Management Agreement with Omega Commercial Finance Corporation (6)

23.1(i)

Consent of PLS CPA, A Professional Corp. (6)

23.1(ii)

Consent of Soles, Heyn & Company, LLP (6)

23.2

Consent of Gutiérrez Bergman Boulris, PLLC (Included in Exhibit 5.1) (6)

24

Power of Attorney (included in signature page to this registration statement)

(1)

Filed as an Exhibit of the same number to registrant’s Registration Statement on Form S-1 (File No. 333-198772) and incorporated herein by reference, as amended by an amendment thereto, filed as Exhibit 3.1 to registrant’s Current Report on Form 8-K dated April 19, 2017 and incorporated herein by reference.

(2)

Filed as an Exhibit of the same number to registrant’s Registration Statement on Form S-1 (File No. 333-198772) and incorporated herein by reference.

(3)

Previously filed.

(4)

Filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated September 5, 2017 and incorporated herein by reference.

(5)

Filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated September 25, 2017 and incorporated herein by reference.

(6)

Filed herewith.

*

Management compensation plan or arrangement.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)           to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)           to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c)           to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.             That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness,  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Columbus Ohio on June 20, 2018.

ALPHA INVESTMENT INC.

By:	/s/ Todd C. Buxton
Todd C. Buxton, Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy T. Fussell, Ph.D. and Todd C. Buxton and each of them, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signatures	Title(s)	Date

/s/ Todd C. Buxton	Chief Executive Officer, Vice Chairman and Director	June 20, 2018
Todd C. Buxton	(Principal Executive, Financial and Accounting Officer)

/s/ Timothy R. Fussell	President, Chairman and Director	June 20, 2018
Timothy R. Fussell